Filed pursuant to Rule 424(b)(2)
File No. 333-282873

PROSPECTUS SUPPLEMENT
(to Prospectus dated October 29, 2024)

Up to $1,000,000,000
Common Stock

We are an internally managed, closed-end, non-diversified investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Our business strategy is to achieve our investment objective of producing attractive risk-adjusted returns by generating current income from our debt investments and capital appreciation from our equity and equity related investments.
We have entered into (i) separate third amended and restated equity distribution agreements, each dated May 26, 2021 and as amended from time to time, with each of Jefferies LLC (“Jefferies”) and Raymond James & Associates, Inc. (“Raymond James”) and (ii) separate amended and restated equity distribution agreements, each dated May 26, 2021 and as amended from time to time, with each of Citizens JMP Securities, LLC (f/k/a JMP Securities LLC) (“Citizens JMP”) and B. Riley Securities, Inc. (“B. Riley” and, together with Jefferies, Raymond James and Citizens JMP, the “Sales Agents” and each a “Sales Agent”), relating to the sale of shares of common stock in an “at-the-market” offering (the “ATM Program”) by this prospectus supplement and the accompanying prospectus. The equity distribution agreements provide that we may offer and sell shares of our common stock having an aggregate offering price of up to $1,000,000,000 from time to time through the Sales Agents. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or by transactions that are deemed to be part of an “at-the-market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Our common stock is traded on the NASDAQ Global Select Market under the symbol “CSWC.” On October 25, 2024, the last reported sales price on the NASDAQ Global Select Market for our common stock was $25.63 per share. We are required to determine the net asset value per share of our common stock on a quarterly basis. Our net asset value per share of our common stock as of September 30, 2024 was $16.59. The offering price per share of our common stock in this offering, less the Sales Agents’ commissions, will not be less than the net asset value per share of our common stock at the time we make this offering.
Under the terms of the equity distribution agreements, the Sales Agents will receive a commission from us equal to 1.5% of the gross sales price of any shares of our common stock sold through the Sales Agents under the equity distribution agreements. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement for additional information regarding the compensation to be paid to the Sales Agents. The Sales Agents are not required to sell any specific number or dollar amount of common stock, but will use commercially reasonable efforts consistent with their normal sales and trading practices to sell the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. We may also sell shares of our common stock to a Sales Agent, as principal for its own respective account, at a price agreed upon at the time of sale. If we sell shares to a Sales Agent as principal, we will enter into a separate terms agreement with the applicable Sales Agent, setting forth the terms of such transaction, and we will describe such agreement in a separate prospectus supplement.
From March 4, 2019 to September 30, 2024, we sold a total of 27,684,517 shares of our common stock under the ATM Program for gross proceeds of approximately $587.8 million and net proceeds of approximately $576.9 million, after deducting commissions to the Sales Agents on shares sold and offering expenses. As a result and as of the date hereof, up to approximately $412.2 million in aggregate amount of our common stock remains available for sale under the ATM Program.
This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, contain important information about us that a prospective investor should know before investing in our common stock. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference, before investing in our common stock. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. This information is available free of charge by contacting us at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, or by telephone at (214) 238-5700 or on our website at www.capitalsouthwest.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that
1

information to be part of this prospectus supplement or the accompanying prospectus. The SEC also maintains a website at www.sec.gov that contains information about us.

Investing in our common stock involves a high degree of risk, and should be considered highly speculative. See “Risk Factors” on page S-9 of this prospectus supplement, page 10 of the accompanying prospectus, in our most recently filed Annual Report on Form 10-K and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about factors you should consider, including the risk of leverage and dilution, before investing in our common stock.
Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Jefferies	Raymond James

Citizens JMP	B. Riley Securities
The date of this prospectus supplement is October 30, 2024

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TABLE OF CONTENTS
Prospectus Supplement
Prospectus
S-i

INCORPORATION BY REFERENCE	77
AVAILABLE INFORMATION	78
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific details regarding this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus”, we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.
You should rely only on the information included or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectuses prepared by, or on behalf of, us that relates to this offering of common stock. Neither we nor the Sales Agents have authorized any other person to provide you with different information or to make representations as to matters not stated in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by, or on behalf of, us that relates to this offering of common stock. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by, or on behalf of, us that relates to this offering of common stock do not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included in this prospectus supplement, the accompanying prospectus or in any free writing prospectus is complete and accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is complete and accurate as of any date other than the date of the document incorporated by reference containing such information, regardless of the time of delivery of this prospectus supplement or of any of our common stock.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights some of the information included elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before making your investment decision to invest in the common stock offered hereby. To understand the terms of the common stock offered hereby before making your investment decision, you should carefully read the entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as provided in sections titled “Available Information” and “Incorporation by Reference” beginning on page S-14 in this prospectus supplement and on page 77 of the accompanying prospectus. Together, this prospectus supplement and the accompanying prospectus describe the common stock offered hereby. In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, the “Company,” “Capital Southwest,” “CSWC,” “we,” “us” and “our” refer to Capital Southwest Corporation and our subsidiaries.
Organization
Capital Southwest is an internally managed closed-end, non-diversified investment company that has elected to be regulated as a BDC under the 1940 Act. Since September 30, 2015, we have pursued a credit-focused investing strategy. We specialize in providing customized financing to middle market companies in a broad range of industry segments located primarily in the United States. We invest primarily in debt securities, including senior debt and second lien, and also invest in preferred stock and common stock alongside our debt investments or through warrants. Our common stock trades on The Nasdaq Global Select Market under the ticker symbol “CSWC.”
We have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a regulated investment company, or RIC, under Subchapter M of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). As such, we generally will not be subject to U.S. federal income tax on any ordinary income or capital gains that we timely distribute to our shareholders as dividends. To continue to maintain our RIC tax treatment, we generally must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. We will be subject to U.S. federal income tax, and possibly a 4% U.S. federal excise tax, on any income that we do not timely distribute to our shareholders. Our U.S. federal income tax liability may be reduced to the extent that we make certain distributions during the following calendar year and satisfy other procedural requirements.
Capital Southwest Equity Investments, Inc. (the "Taxable Subsidiary"), Capital Southwest SPV LLC ("SPV"), and Capital Southwest SBIC I, LP ("SBIC I") are wholly owned subsidiaries of the Company and are consolidated in its financial statements. The Taxable Subsidiary was formed to permit CSWC to hold certain interests in portfolio companies that are organized as limited liability companies (or other forms of pass-through entities) and to facilitate our compliance with the RIC tax requirement that at least 90% of our gross income for U.S. federal income tax purposes must consist of qualifying investment income. The Taxable Subsidiary has elected to be treated as a corporation for U.S. federal income tax purposes and is subject to U.S. federal income tax at corporate rates based on its taxable income. SPV is a special purpose vehicle that was formed to hold investments for the special purpose vehicle financing credit facility to support our investment and operating activities.
On April 20, 2021, SBIC I received a license from the U.S. Small Business Administration (the “SBA”) to operate as an small business investment company under Section 301(c) of the Small Business Investment Act of 1958, as amended. SBIC I has an investment strategy substantially similar to ours and makes similar types of investments in accordance with SBA regulations. SBIC I and its general partner are consolidated for financial reporting purposes under generally accepted accounting principles in the United States, and the portfolio investments held by it are included in the consolidated financial statements.
On August 11, 2021, we received an exemptive order from the SEC to permit us to exclude the senior securities issued by SBIC I or any future SBIC subsidiary of the Company from the definition of senior securities in the asset coverage requirement applicable to the Company under the 1940 Act.
Overview
We specialize in providing customized debt and equity financing to lower middle market ("LMM") companies in a broad range of investment segments located primarily in the United States. Our investment objective is to produce attractive risk-

adjusted returns by generating current income from our debt investments and capital appreciation from our equity and equity related investments. Our investment strategy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. We invest primarily in senior debt securities, secured by security interests in portfolio company assets. We also may invest in equity interests in our portfolio companies alongside our debt securities.
We focus on investing in companies with histories of generating revenues and positive cash flow, established market positions and proven management teams with strong operating discipline. Our core business is to target senior debt investments and equity investments in LMM companies. Our target companies generally have annual earnings before interest, taxes, depreciation and amortization, or EBITDA, between $3.0 million and $25.0 million, and our investments generally range in size from $5.0 million to $50.0 million.
We seek to fill the financing gap for LMM companies, which historically have had more limited access to financing from commercial banks and other traditional sources. The underserved nature of the LMM creates the opportunity for us to meet the financing needs of LMM companies while also negotiating favorable transaction terms and equity participation. Our ability to invest across a LMM company’s capital structure, from secured loans to equity securities, allows us to offer portfolio companies a comprehensive suite of financing options. Providing customized financing solutions is important to LMM companies. We generally seek to partner directly with financial sponsors, entrepreneurs, management teams and business owners in making our investments. Our LMM debt investments typically include senior loans with a first lien on the assets of the portfolio company. Our LMM debt investments typically have a term of up to five years from the original investment date. We also often seek to invest in the equity securities of our LMM portfolio companies.
We offer managerial assistance to our portfolio companies and provide them access to our investment experience, direct industry expertise and contacts. Our obligation to offer to make available significant managerial assistance to our portfolio companies is consistent with our belief that providing managerial assistance to a portfolio company is important to its business development activities.
Because we are internally managed, we do not pay any external investment advisory fees, but instead directly incur the operating costs associated with employing investment and portfolio management professionals. We believe that our internally managed structure provides us with a beneficial operating expense structure when compared to other publicly traded and privately held investment firms that are externally managed, and our internally managed structure allows us the opportunity to leverage our non-interest operating expenses as we grow our investment portfolio.
Our principal executive offices are located at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225. We maintain a website at www.capitalsouthwest.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider that information to be part of this prospectus supplement or the accompanying prospectus.

Risks Relating to our Business

Our business is subject to numerous risks, as described in the section titled “Risk Factors” in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as in any of our subsequent SEC filings.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $1,000,000,000

Common stock outstanding as of October 25, 2024	47,686,685 shares

Manner of offering
“At-the-market” offering that may be made from time to time through Jefferies, Raymond James, Citizens JMP and B. Riley, using commercially reasonable efforts. See “Plan of Distribution” on page S-11 of this prospectus supplement.

On March 4, 2019, we established the ATM Program to which this prospectus supplement relates.

Use of proceeds
From March 4, 2019 to September 30, 2024, we sold a total of 27,684,517 shares of common stock under the ATM Program for gross proceeds of approximately $587.8 million and net proceeds of approximately $576.9 million, after deducting commissions to the Sales Agents on shares sold and offering expenses. If we sell the remaining shares of our common stock available under the ATM Program assuming an aggregate offering price of $412.2 million, we anticipate that the net proceeds remaining available to us, after deducting commissions to the Sales Agents and estimated offering expenses, will be approximately $405.0 million. We intend to use the net proceeds from this offering to repay outstanding indebtedness under our senior secured credit facility (as amended, restated, supplemented or otherwise modified from time to time, the “Corporate Credit Facility”), our special purpose vehicle financing credit facility (as amended, restated, supplemented or otherwise modified from time to time, the “SPV Credit Facility”), to make investments in accordance with our investment objective and strategies, and for other general corporate purposes, including payment of operating expenses. Pending such use, we will invest a portion of the net proceeds of this offering in short-term investments, such as cash and cash equivalents. As of October 25, 2024, we had $170.0 million of indebtedness outstanding under our Corporate Credit Facility and $101.0 million of indebtedness outstanding under our SPV Credit Facility. Our Corporate Credit Facility matures on August 2, 2028, and borrowings under the Corporate Credit Facility currently bear interest on a per annum basis equal to the applicable Adjusted Term SOFR plus 2.15%. Our SPV Credit Facility matures on March 20, 2029, and borrowings under the SPV Credit Facility currently bear interest a on a per annum basis equal to three-month Term SOFR plus 2.50%. See “Use of Proceeds” on page S-10 of this prospectus supplement for more information.

NASDAQ Global Select Market symbol of Common Stock	“CSWC”

Distribution
We currently pay quarterly dividends and may pay supplemental dividends to our stockholders. Our quarterly dividends, if any, will be determined by our board of directors on a quarterly basis. Our supplemental dividends, if any, will be determined by our board of directors.

Our ability to declare dividends depends on our earnings, our overall financial condition (including our liquidity position), maintenance of our RIC tax treatment and such other factors as our board of directors may deem relevant from time to time.

When we make distributions, we are required to determine the extent to which such distributions are paid out of current or accumulated earnings, recognized capital gains or capital. To the extent there is a return of capital (a distribution of the stockholders’ invested capital), investors will be required to reduce their basis in our stock for U.S. federal tax purposes. In the future, our distributions may include a return of capital.

Taxation	We have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay U.S. federal income tax at corporate rates on any ordinary income or capital gains that we timely distribute to our stockholders as dividends. To continue to maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus for more information.

Risk factors	An investment in our common stock is subject to risks and involves a heightened risk of total loss of investment. In addition, the companies in which we invest are subject to special risks. See “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus supplement, in the accompanying prospectus, and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are filed with the SEC on or after the date hereof and are incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about factors you should consider, including the risk of leverage, before investing in our common stock.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus supplement and the accompanying prospectus contains a reference to fees or expenses paid by “you,” “us” or “CSWC,” or that “we” will pay fees or expenses, you will indirectly bear such fees or expenses as investors in us.

Stockholder Transaction Expenses:
Sales load (as a percentage of offering price)	1.50%	(1)
Offering expenses (as a percentage of offering price)	0.25%	(2)
Dividend reinvestment plan expenses	—%	(3)
Total stockholder transaction expenses (as a percentage of offering price)	1.75%

Annual Expenses (as a percentage of net assets attributable to common stock for the quarter ended September 30, 2024):
Operating expenses	3.09%	(4)
Interest payments on borrowed funds	6.18%	(5)
Income tax (benefit) expense	(0.58)%	(6)
Total annual expenses	8.69%
(1)    Represents the Sales Agents’ commission with respect to the shares of common stock being sold in this offering. There is no guarantee that there will be any additional sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus.
(2)    The percentage reflects estimated offering expenses for this offering of approximately $2,500,000, of which we have incurred $1,640,000 as of October 25, 2024, and assumes that we sell all $1.0 billion of shares of common stock available under the equity distribution agreements with the Sales Agents.
(3)    The expenses of administering our dividend reinvestment plan (“DRIP”) are included in operating expenses. The DRIP does not allow shareholders to sell shares through the DRIP. If a shareholder wishes to sell shares they would be required to select a broker of their choice and pay any fees or other costs associated with the sale.
(4)    Operating expenses in this table represent the estimated annual operating expenses of CSWC and its consolidated subsidiaries based on annualized operating expenses for the quarter ended September 30, 2024. We do not have an investment adviser and are internally managed by our executive officers under the supervision of our board of directors. As a result, we do not pay investment advisory fees, but instead we pay the operating costs associated with employing investment management professionals including, without limitation, compensation expenses related to salaries, discretionary bonuses and restricted stock grants.
(5)    Interest payments on borrowed funds represents (a) our estimated annual interest payments based on actual interest rate terms under our credit facilities, with available commitments of $485 million under the Corporate Credit Facility and available commitments of $200 million under the SPV Credit Facility, and our anticipated drawdowns from our credit facilities, (b) our actual interest rate terms under the SBA Debentures and our anticipated drawdowns of the SBA Debentures, and (c) our estimated annual interest payments, based on actual interest rate terms, on the 4.50% Notes due 2026 (the “January 2026 Notes”), the 3.375% Notes due 2026 (the “October 2026 Notes”) and the 7.75% Notes due 2028 (the “August 2028 Notes”). As of September 30, 2024, we had $200.0 million outstanding under the Corporate Credit Facility, $78.0 million outstanding under the SPV Credit Facility, $153.0 million outstanding under the SBA Debentures, $140.0 million in aggregate principal of the January 2026 Notes outstanding, $150.0 million in aggregate principal of the October 2026 Notes outstanding and $71.9 million in aggregate principal of the August 2028 Notes outstanding. Any future issuances of debt securities will be made at the discretion of management and the board of directors after evaluating the investment opportunities and economic situation of the Company and the market as a whole.
(6)    Income tax provision/(benefit) relates to the accrual of (a) deferred and current tax provision/(benefit) for U.S. federal income taxes and (b) excise, state and other taxes. Deferred taxes are non-cash in nature and may vary significantly from period to period. We are required to include deferred taxes in calculating our annual expenses even though deferred taxes are not currently payable or receivable. Income tax provision/(benefit) represents the estimated annual income tax expense of CSWC and its consolidated subsidiaries based on annualized income tax provision/(benefit) for the quarter ended September 30, 2024.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. These amounts assume (1) a 1.50% sales load (Sales Agents discounts and commissions) and (2) offering expenses totaling 0.25%.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming 5.0% annual return	$104	$298	$478	$873
The example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown. While the example assumes, as required by the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. In addition, while the example assumes reinvestment of all dividends at NAV, participants in our DRIP will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the average purchase price of all shares of common stock purchased by the administrator of the DRIP in the event that shares are purchased in the open market to satisfy the share requirements of the DRIP, which may be at, above or below NAV. See “Dividend Reinvestment Plan” in the accompanying prospectus for additional information regarding our DRIP.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering of common stock may contain forward-looking statements, which can be identified by the use of forward-looking terminology such as “may,” “predict,” “will,” “continue,” “likely,” “would,” “could,” “should,” “expect,” “anticipate,” “potential,” “estimate,” “indicate,” “seek,” “believe,” “target,” “intend,” "plan" or “project” or the negative of these words or other variations on these words or comparable terminology. The matters described in the section titled “Risk Factors” in this prospectus supplement, the accompanying procedures, and our most recent Annual Report on Form 10-K that are incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as subsequent filings with the SEC, or in any free writing prospectus relating to this offering and certain other factors noted throughout or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. We undertake no obligation to revise or update any forward-looking statements but advise you to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements included or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of common stock may include statements as to:
•our future operating results;
•market conditions and our ability to access debt and equity capital and our ability to manage our capital resources effectively;
•changes in the markets in which we invest and changes in financial and lending markets generally;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•our business prospects and the prospects of our existing and prospective portfolio companies;
•the financial condition and ability of our existing and prospective portfolio companies to achieve their objectives;
•the adequacy of our cash resources and working capital;
•our ability to recover unrealized losses;
•our expected financings and investments;
•our contractual arrangements and other relationships with third parties;
•the impact of interest rate volatility and inflation on our business and our portfolio companies;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•our ability to operate as a BDC and to qualify and maintain our qualification as a RIC, including the impact of changes in laws or regulations, including tax reform, governing our operations or the operations of our portfolio companies;
•our ability to operate our wholly owned subsidiary, SBIC I, as a small business investment company;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the impact of supply chain disruptions and labor shortages on our portfolio companies, changes in laws and regulations, changes in political, economic, or industry conditions, and changes in the interest rate environment or other conditions affecting the financial and capital markets;
•our ability to successfully invest any capital raised in an offering;
•the return or impact of current and future investments;
•the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
•our regulatory structure and tax treatment; and
•the timing, form and amount of any dividends or distributions.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. In addition to other information included or incorporated by reference in this prospectus supplement, please read carefully the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and other documents that we may file with the SEC, as well as the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in the accompanying prospectus, before making any investment in our common stock.

RISK FACTORS
Investing in our common stock involves a number of significant risks. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that could adversely affect our business. If any of these risks actually occurs, the trading price of our common stock could decline, and you may lose all or part of your investment. Please also read carefully the section titled "Cautionary Statement Concerning Forward-Looking Statements" in the accompanying prospectus.

USE OF PROCEEDS
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be part of an “at-the-market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the NASDAQ Global Select Market or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at other negotiated prices. There is no guarantee that there will be any sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of our common stock under this prospectus supplement and the accompanying prospectus may be less than as set forth in this paragraph depending on, among other things, the market price of our common stock at the time of any such sale. As a result, the actual net proceeds we receive may be more or less than the amount of net proceeds estimated in this prospectus supplement. Assuming the sale of the remaining $412.2 million in aggregate amount of our common stock available under the ATM Program pursuant to this prospectus supplement and the accompanying prospectus, we anticipate that the net proceeds of this offering remaining available to us will be approximately $405.0 million after deducting the sales commission payable to the Sales Agents and estimated offering expenses.
We intend to use the net proceeds from this offering to repay outstanding indebtedness under our Corporate Credit Facility and SPV Credit Facility, to make investments in accordance with our investment objective and strategies, and for other general corporate purposes, including payment of operating expenses. Pending such use, we will invest a portion of the net proceeds of this offering in short-term investments, such as cash and cash equivalents. We intend to seek to invest the net proceeds received in this offering as promptly as practicable after receipt thereof consistent with our investment objective. We anticipate that substantially all of the net proceeds from any offering of our common stock will be used as described above within three to six months, depending on market conditions.
As of October 25, 2024, we had $170.0 million of indebtedness outstanding under our Corporate Credit Facility. Our Corporate Credit Facility matures on August 2, 2028, and borrowings under the Corporate Credit Facility currently bear interest on a per annum basis equal to Adjusted Term SOFR plus 2.15%.
As of October 25, 2024, we had $101.0 million of indebtedness outstanding under our SPV Credit Facility. Our SPV Credit Facility matures on March 20, 2029, and borrowings under the SPV Credit Facility currently bear interest on a per annum basis equal to three-month Term SOFR plus 2.50%.

PLAN OF DISTRIBUTION

We have entered into (i) separate third amended and restated equity distribution agreements, each dated May 26, 2021 and as amended from time to time, with each of Jefferies and Raymond James and (ii) separate amended and restated equity distribution agreements, each dated May 26, 2021 and as amended from time to time, with each of Citizens JMP and B. Riley, under which each will act as our Sales Agent in connection with the offer and sale of shares of our common stock up to an aggregate offering price of $1.0 billion pursuant to this prospectus supplement and the accompanying prospectus. From March 4, 2019 to September 30, 2024, we sold a total of 27,684,517 shares of our common stock under the ATM Program for gross proceeds of approximately $587.8 million and net proceeds of approximately $576.9 million, after deducting commissions to the Sales Agents on shares sold and offering expenses. As a result and as of the date hereof, up to approximately $412.2 million in aggregate amount of our common stock remains available for sale under the ATM Program.
Upon instructions from us, a Sales Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to sell, as our Sales Agent, our common stock under the terms and subject to the conditions set forth in the respective equity distribution agreement. We will instruct each Sales Agent as to the amount of common stock to be sold by it. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less the Sales Agents’ commission, may not be less than the net asset value per share of our common stock at the time of such sale. We or the Sales Agents may suspend the offering of shares of common stock upon proper notice and subject to other conditions.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at-the-market,” as defined in Rule 415 under the Securities Act, including sales made directly on the NASDAQ Global Select Market or similar securities exchanges or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices.
The Sales Agents will provide written confirmation of a sale to us as soon as practicable following the close of trading on the NASDAQ Global Select Market each day in which shares of our common stock are sold under the respective equity distribution agreement. Each confirmation will include the number of shares of common stock sold on such day, the net proceeds to us and the aggregate compensation payable by us to the Sales Agent in connection with the sales.
We will pay the Sales Agents a commission of 1.5% of the gross sales price of shares of our common stock sold through them pursuant to this prospectus supplement. The estimated offering expenses payable by us, in addition to such commission and reimbursement of expenses, are approximately $2,500,000 (of which we have incurred $1,640,000 as of October 25, 2024), which includes legal, accounting and printing costs and various other fees associated with registering the shares of common stock and the filing fees incident to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of our common stock in this offering, as well as up to $90,000 in reimbursement of reasonable fees and expenses of counsel to the Sales Agents incurred in connection with the initial launch of this offering (including legal fees and expenses relating to the review by FINRA of the terms of the sale of our common stock in this offering), and up to $12,500 per calendar quarter during the term of the equity distribution agreements for fees and expenses of counsel to the Sales Agents incurred in connection with quarterly updates for this offering. The remaining sales proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Settlement for sales of shares of common stock will occur on the first trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Under the terms of the equity distribution agreements, we also may sell shares of our common stock to the Sales Agents as principal for their own accounts at a price agreed upon at the time of sale. The Sales Agents may offer the common stock sold to them as principals from time to time through public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. If we sell shares to a Sales Agent as principal, we will enter into a separate terms agreement with the applicable Sales Agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement.
We will report at least quarterly the number of shares of our common stock sold through the Sales Agents under the equity distribution agreements and the net proceeds to us.

In connection with the sale of the common stock on our behalf, the Sales Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents with respect to certain civil liabilities, including liabilities under the Securities Act.
The offering of our shares of common stock pursuant to any equity distribution agreement will terminate upon the earlier of (i) the sale of all common stock subject to the equity distribution agreement or (ii) the termination of the equity distribution agreements as permitted therein.
The Sales Agents and their respective affiliates from time to time provide, and may in the future provide, various investment banking, commercial banking, financial advisory and other services to us and our affiliates, for which they have received and may receive fees, commissions and other customary compensation.

In addition, the Sales Agents and/or their respective affiliates may from time to time refer investment banking clients to us as potential portfolio investments. If we invest in those clients, we may indirectly utilize net proceeds from this offering to fund such investments, and the referring Sales Agent or its affiliate may receive placement fees from its client in connection with such financing, which placement fees may be paid out of the amount funded by us.

The Sales Agents or their respective affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own respective accounts or for the account of others and may extend loans or financing directly or through derivative transactions to us, any of our portfolio companies or our affiliates.

After the date of this prospectus supplement, the Sales Agent and their respective affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the Sales Agents and their respective affiliates in the ordinary course of their respective business and not in connection with the offering of our common stock in this ATM Program. In addition, the Sales Agents or their respective affiliates may develop analyses or opinions related to us or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding us to our stockholders or any other persons.
In the course of their business, the Sales Agents and their respective affiliates may actively trade our securities for their own accounts or for the accounts of their customers, and, accordingly, the Sales Agents and their respective affiliates may at any time hold long or short positions in such securities.

An affiliate of Raymond James, one of the Sales Agents, acts as a lender under our Corporate Credit Facility. Certain of the net proceeds from the sale of shares of our common stock in the ATM Program, not including sales commission, may be paid to such affiliate of Raymond James in connection with payments made under the Corporate Credit Facility, including with respect to the repayment of borrowings under the Corporate Credit Facility. As a result, Raymond James and its affiliate may receive more than 5% of the net proceeds of this offering, not including sales commission.
B. Riley is acting as plan administrator of the Company's share repurchase program, under which it may repurchase up to $20.0 million in shares of our common stock during the period ending on the earliest of: (1) the date on which the aggregate purchase price for all shares equals $20.0 million including, without limitation, all applicable fees, costs and expenses; or (2) upon written notice by the Company to the broker that the share repurchase agreement is terminated.
The principal business address of Jefferies is 520 Madison Avenue, New York, New York 10022. The principal business address of Raymond James is 880 Carillon Parkway, St. Petersburg, Florida 33716. The principal business address of Citizens JMP is 600 Montgomery Street, 11th Floor, San Francisco, California 94111. The principal business address of B. Riley is 299 Park Avenue, 21st Floor, New York, New York 10171.

LEGAL MATTERS
Certain legal matters regarding this offering will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, DC 20001. Certain legal matters in connection with this offering will be passed upon for the Sales Agents by Dechert LLP, Washington, DC 20006.

AVAILABLE INFORMATION
This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits, under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the common stock we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information is available free of charge by calling us at (214) 238-5700 or on our website at www.capitalsouthwest.com. Information contained on our website is not incorporated into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website, free of charge, at www.sec.gov. You can request a copy of any of our SEC filings, including those incorporated by reference herein or in the accompanying prospectus, at no cost, by writing or telephoning us at the address or telephone number above.

INCORPORATION BY REFERENCE
We incorporate by reference in this prospectus supplement the documents listed below and any reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC pursuant to the Exchange Act will not be incorporated by reference into this prospectus supplement:

•our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on May 21, 2024;

•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 6, 2024;

•our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on October 29, 2024;

•our Current Reports on Form 8-K (other than information furnished rather than filed in accordance with SEC rules) filed with the SEC on May 21, 2024, July 17, 2024, July 26, 2024, and September 12, 2024;

•our Definitive Proxy Statement on Schedule 14A (but only with respect to information required by Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024), filed with the SEC on May 31, 2024; and

•the description of our Common Stock referenced in our Registration Statement on Form 8-A, as filed with the SEC on April 28, 1961, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

To obtain copies of these filings, see “Available Information” in this prospectus supplement.

PROSPECTUS

Common Stock
Debt Securities

We may offer, from time to time, in one or more offerings, our common stock or debt securities, which we refer to, collectively, as the “securities.” Our securities may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. The offering price per share of our common stock, less any underwriting commissions or discounts, will not be less than the net asset value (“NAV”), per share of our common stock at the time of the offering, except (1) with the approval of our common shareholders or (2) under such other circumstances as the Securities and Exchange Commission (the “SEC”) may permit. We did not seek shareholder approval to issue common stock at a price below NAV per share at our 2024 annual meeting of shareholders. Sales of common stock at prices below NAV per share would dilute the interests of existing shareholders, reducing our NAV per share and may lower the market price of our common stock. Moreover, sales of common stock below NAV may have a negative impact on total returns and could have a negative impact on the market price of shares of our common stock. See “Sales of Common Stock Below Net Asset Value.”

Shares of closed-end investment companies frequently trade at a discount to NAV. This risk is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether our common stock will trade above, at or below NAV. You should read this prospectus, the applicable prospectus supplement, and any free writing prospectuses carefully before you invest in our common stock.

Our securities may be offered directly to one or more purchasers through agents designated from time to time, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.”

We are an internally managed closed-end, non-diversified investment company that has elected to be regulated as a business development company under the Investment Company of 1940 Act, as amended. We specialize in providing customized debt and equity financing to lower middle market (“LMM”) companies in a broad range of investment segments located primarily in the United States. Our investment objective is to produce attractive risk-adjusted returns by generating current income from our debt investments and capital appreciation from our equity and equity related investments. Our investment strategy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. We invest primarily in senior debt securities, secured by security interests in portfolio company assets. We also may invest in equity interests in our portfolio companies alongside our debt securities.

We focus on investing in companies with histories of generating revenues and positive cash flow, established market positions and proven management teams with strong operating discipline. Our core business is to target senior debt investments and equity investments in LMM companies. Our target companies generally have annual earnings before interest, taxes, depreciation and amortization between $3.0 million and $25.0 million, and our investments generally range in size from $5.0 million to $50.0 million.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “CSWC.” On October 22, 2024, the last reported sale price of our common stock on the Nasdaq was $25.84 per share, and the NAV per share of our common stock on June 30, 2024 (the last date prior to the date of this prospectus on which we determined our NAV per share) was $16.60.

Investing in our securities involves a high degree of risk, and should be considered highly speculative. You should review carefully the risks and uncertainties, including the risk of leverage and dilution, described in the section titled “Risk Factors” included in, or otherwise incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus before investing in our securities.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We also may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement and any related free writing prospectus also may add, update, or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference herein, before investing in our securities and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available free of charge by contacting us at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225 or by telephone at (214) 238-5700 or on our website at www.capitalsouthwest.com. Information contained on our website is not incorporated by reference into this
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prospectus or any supplement to this prospectus, and you should not consider that information to be part of this prospectus or any supplement to this prospectus. The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2024
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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may offer, from time to time, in one or more offerings, our securities on terms to be determined at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We also may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we also may add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described in the section titled “Available Information.”

This prospectus may contain estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”

You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

PROSPECTUS SUMMARY

This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you should consider before making your investment decision. You carefully should read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, as provided in sections titled “Available Information” and “Incorporation by Reference” in this prospectus, and the exhibits to the registration statement of which this prospectus is a part. Any yield information contained or incorporated by reference in this prospectus related to debt investments in our investment portfolio is not intended to approximate a return on your investment in us and does not take into account other aspects of our business, including our operating and other expenses, or other costs incurred by you in connection with your investment in us. In this prospectus, unless the context otherwise requires, the “Company”, “Capital Southwest,” “CSWC,” “we,” “us” and “our” refer to Capital Southwest Corporation and our subsidiaries.

Organization

Capital Southwest is an internally managed closed-end, non-diversified investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Since September 30, 2015, we have pursued a credit-focused investing strategy. We specialize in providing customized financing to middle market companies in a broad range of industry segments located primarily in the United States. We invest primarily in debt securities, including senior debt and second lien, and also invest in preferred stock and common stock alongside our debt investments or through warrants. Our common stock trades on The Nasdaq Global Select Market under the ticker symbol “CSWC.”

We have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a regulated investment company, or RIC, under Subchapter M of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). As such, we generally will not be subject to U.S. federal income tax on any ordinary income or capital gains that we timely distribute to our shareholders as dividends. To continue to maintain our RIC tax treatment, we generally must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. We will be subject to U.S. federal income tax, and possibly a 4% U.S. federal excise tax, on any income that we do not timely distribute to our shareholders. Our U.S. federal income tax liability may be reduced to the extent that we make certain distributions during the following calendar year and satisfy other procedural requirements.

Capital Southwest Equity Investments, Inc. (the “Taxable Subsidiary”), Capital Southwest SPV LLC (“SPV”), and Capital Southwest SBIC I, LP (“SBIC I”) are wholly owned subsidiaries of the Company and are consolidated in its financial statements. The Taxable Subsidiary was formed to permit CSWC to hold certain interests in portfolio companies that are organized as limited liability companies (or other forms of pass-through entities) and to facilitate our compliance with the RIC tax requirement that at least 90% of our gross income for U.S. federal income tax purposes must consist of qualifying investment income. The Taxable Subsidiary has elected to be treated as a corporation for U.S. federal income tax purposes and is subject to U.S. federal income tax at corporate rates based on its taxable income. SPV is a special purpose vehicle that was formed to hold investments for the special purpose vehicle financing credit facility to support our investment and operating activities.

On April 20, 2021, SBIC I received a license from the U.S. Small Business Administration (the “SBA”) to operate as an small business investment company under Section 301(c) of the Small Business Investment Act of 1958, as amended. SBIC I has an investment strategy substantially similar to ours and makes similar types of investments in accordance with SBA regulations. SBIC I and its general partner are consolidated for financial reporting purposes under generally accepted accounting principles in the United States, and the portfolio investments held by it are included in the consolidated financial statements.

On August 11, 2021, we received an exemptive order from the SEC to permit us to exclude the senior securities issued by SBIC I or any future SBIC subsidiary of the Company from the definition of “senior securities” in the asset coverage requirement applicable to the Company under the 1940 Act.

Overview

We specialize in providing customized debt and equity financing to lower middle market (“LMM”) companies in a broad range of investment segments located primarily in the United States. Our investment objective is to produce attractive risk-adjusted returns by generating current income from our debt investments and capital appreciation from our equity and equity related investments. Our investment strategy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions to fund growth, changes of control, or other corporate events. We invest primarily in senior debt securities, secured by security interests in portfolio company assets. We also may invest in equity interests in our portfolio companies alongside our debt securities.

We focus on investing in companies with histories of generating revenues and positive cash flow, established market positions and proven management teams with strong operating discipline. Our core business is to target senior debt investments and equity investments in LMM companies. Our target companies generally have annual earnings before interest, taxes, depreciation and amortization between $3.0 million and $25.0 million, and our investments generally range in size from $5.0 million to $50.0 million.

We seek to fill the financing gap for LMM companies, which historically have had more limited access to financing from commercial banks and other traditional sources. The underserved nature of the LMM creates the opportunity for us to meet the financing needs of LMM companies while also negotiating favorable transaction terms and equity participation. Our ability to invest across a LMM company’s capital structure, from secured loans to equity securities, allows us to offer portfolio companies a comprehensive suite of financing options. Providing customized financing solutions is important to LMM companies. We generally seek to partner directly with financial sponsors, entrepreneurs, management teams and business owners in making our investments. Our LMM debt investments typically include senior loans with a first lien on the assets of the portfolio company. Our LMM debt investments typically have a term of up to five years from the original investment date. We also often seek to invest in the equity securities of our LMM portfolio companies.

We offer managerial assistance to our portfolio companies and provide them access to our investment experience, direct industry expertise and contacts. Our obligation to offer to make available significant managerial assistance to our portfolio companies is consistent with our belief that providing managerial assistance to a portfolio company is important to its business development activities.

Because we are internally managed, we do not pay any external investment advisory fees, but instead directly incur the operating costs associated with employing investment and portfolio management professionals. We believe that our internally managed structure provides us with a beneficial operating expense structure when compared to other publicly traded and privately held investment firms that are externally managed, and our internally managed structure allows us the opportunity to leverage our non-interest operating expenses as we grow our investment portfolio.

Our principal executive offices are located at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225. We maintain a website at www.capitalsouthwest.com. Information contained on our website is not incorporated by reference into this registration statement or any accompanying post-effective amendment or prospectus, and you should not consider that information to be part of this registration statement or any accompanying post-effective amendment or prospectus.

Legal Proceedings

We may, from time to time, be involved in litigation arising out of our operations in the normal course of business or otherwise. Furthermore, third parties may try to seek to impose liability on us in connection with the activities of our portfolio companies. As of the date hereof, we are not a party to, and none of our assets are subject to, any material pending legal proceedings and are not aware of any claims that could have a materially adverse effect on our financial position, results of operations or cash flows.

Risks Relating to our Business

Our business is subject to numerous risks, as described in the section titled “Risk Factors” in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as in any of our subsequent SEC filings.

THE OFFERING

We may offer, from time to time, in one or more offerings, our securities, on terms to be determined at the time of the offering. Our securities may be offered at prices and on terms to be disclosed in one or more prospectus supplements. Our securities may be offered directly to one or more purchasers by us or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering and any related free writing prospectus will disclose the terms of the offering, including the name or names of any agents or underwriters involved in the sale of our securities by us, the purchase price, and any fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.”

Set forth below is additional information regarding the offering of our securities:

Use of proceeds
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from any offering to make investments in accordance with our investment objective and strategies, repay outstanding indebtedness (which will be subject to re-borrowing), make investments in marketable securities and other temporary investments and for other general corporate purposes, including payment of operating expenses. See “Use of Proceeds.”

The Nasdaq Global Select Market ticker symbol of common stock	“CSWC”

Dividends and distributions
We generally intend to make distributions on a quarterly basis to our shareholders of substantially all of our taxable income. In lieu of cash, we may make deemed distributions of certain net capital gains to our shareholders. Our quarterly distributions, if any, will be determined by our board of directors (the “Board”) on a quarterly basis. Our supplemental distributions, if any, will be determined by the Board.

Our ability to declare distributions depends on our earnings, our overall financial condition (including our liquidity position), maintenance of our RIC tax treatment and such other factors as the Board may deem relevant from time to time.

When we make distributions, we are required to determine the extent to which such distributions are paid out of current or accumulated earnings, recognized capital gains or capital. To the extent there is a return of capital (a distribution of the shareholder’s invested capital), investors will be required to reduce their adjusted tax basis in our common stock for U.S. federal tax purposes. In the future, our distributions may include a return of capital.

Taxation	We have elected, and intend to qualify annually, to be treated as a RIC under Subchapter M of the Code for U.S. federal income tax purposes. As a RIC, we generally will not be subject to U.S. federal income tax on any ordinary income or capital gains that we distribute to our shareholders as dividends. To continue to maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Plan of Distribution” and “Certain U.S. Federal Income Tax Considerations.”

Dividend reinvestment plan	We have adopted a dividend reinvestment plan, or DRIP, that provides for the reinvestment of dividends on behalf of our registered shareholders who hold their shares with Equiniti Trust Company, LLC, the plan administrator and our transfer agent and registrar. As a result, if we declare a cash dividend, our registered shareholders who have “opted in” to our DRIP by the dividend record date will have their cash dividend automatically reinvested into additional shares of our common stock.

Shareholders who receive dividends in the form of stock will be subject to the same U.S. federal, state and local tax consequences as shareholders who elect to receive their dividends in cash. See “Dividend Reinvestment Plan.”

Trading at a discount	Shares of closed-end investment companies frequently trade at a discount to their net asset value (“NAV”). This risk is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether our shares will trade above, at or below NAV.

Sales of common stock below NAV	The offering price per share of our common stock, less any underwriting commissions or discounts, will not be less than the NAV per share of our common stock at the time of the offering, except (i) with the requisite approval of our common shareholders or (ii) under such other circumstances as the SEC may permit. In addition, we cannot issue shares of our common stock below NAV unless the Board determines that it would be in our and our shareholders’ best interests to do so. We did not seek shareholder authorization to issue common stock at a price below NAV per share at our 2024 annual meeting of shareholder.

Sales by us of our common stock at a discount from our NAV pose potential risks for our existing shareholders whether or not they participate in the offering, as well as for new investors who participate in the offering. See “Sales of Common Stock Below Net Asset Value.”

Incorporation by Reference	This prospectus is part of a registration statement that we have filed with the SEC. We may “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that information. Any reports filed by us with the SEC subsequent to the date of this prospectus until the offering is otherwise terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation by Reference.”

Available Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC, under the Securities Exchange Act of 1934 (the “Exchange Act”). The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information is also available free of charge by contacting us at 8333 Douglas Avenue, Suite 1100, Dallas, Texas 75225, by telephone at 214-238-5700 or on our website at www.capitalsouthwest.com. Information contained on our website is not incorporated by reference into this prospectus or any prospectus supplement, and you should not consider that information to be part of this prospectus or any prospectus supplement. You can request a copy of any of our SEC filings, including those incorporated by reference herein, at no cost, by writing or telephoning us at our address or telephone number above.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in an offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you,” “us” or “CSWC,” or that “we” will pay fees or expenses, shareholders will indirectly bear such fees or expenses as investors in us.

Shareholder Transaction Expenses:
Sales load (as a percentage of offering price)	—%	(1)
Offering expenses (as a percentage of offering price)	—%	(2)
Dividend reinvestment plan expenses	—%	(3)
Total shareholder transaction expenses (as a percentage of offering price)	—%	(4)

Annual Expenses (as a percentage of net assets attributable to common stock for the quarter ended June 30, 2024):
Operating expenses	3.92%	(5)
Interest payments on borrowed funds	6.83%	(6)
Income tax provision	1.25%	(7)
Total annual expenses	12.00%
(1)In the event that our securities are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load.
(2)In the event that we conduct an offering of our securities, a corresponding prospectus supplement will disclose the estimated offering expenses.
(3)The expenses of administering our DRIP are included in operating expenses. The DRIP does not allow shareholders to sell shares through the DRIP. If a shareholder wishes to sell shares they would be required to select a broker of their choice and pay any fees or other costs associated with the sale.
(4)Total stockholder transaction expenses may include sales load and will be disclosed in a future prospectus supplement, if any.
(5)Operating expenses in this table represent the estimated annual operating expenses of CSWC and its consolidated subsidiaries based on annualized operating expenses for the quarter ended June 30, 2024. We do not have an investment adviser and are internally managed by our executive officers under the supervision of the Board. As a result, we do not pay investment advisory fees, but instead we pay the operating costs associated with employing investment management professionals including, without limitation, compensation expenses related to salaries, discretionary bonuses and restricted stock grants.
(6)Interest payments on borrowed funds represents (a) our estimated annual interest payments based on actual interest rate terms under our credit facilities, with available commitments of $485 million under the Company’s senior secured revolving credit facility (the “Corporate Credit Facility”) and available commitments of $200 million under the Company’s special purpose vehicle financing credit facility (the “SPV Credit Facility”), and our anticipated drawdowns from our credit facilities, (b) our actual interest rate terms under the SBA Debentures and our anticipated drawdowns of the SBA Debentures, and (c) our estimated annual interest payments, based on actual interest rate terms, on the 4.50% Notes due 2026 (the “January 2026 Notes”), the 3.375% Notes due 2026 (the “October 2026 Notes”) and the 7.75% Notes due 2028 (the “August 2028 Notes”). As of June 30, 2024, we had $165.0 million outstanding under the Corporate Credit Facility, $64.0 million outstanding under the SPV Credit Facility, $153.0 million outstanding under the SBA Debentures, $140.0 million in aggregate principal of the January 2026 Notes outstanding, $150.0 million in aggregate principal of the October 2026 Notes outstanding and $71.9 million in aggregate principal of the August 2028 Notes outstanding. Any future issuances of debt securities will be made at the discretion of management and the Board of directors after evaluating the investment opportunities and economic situation of the Company and the market as a whole.
(7)Income tax provision/(benefit) relates to the accrual of (a) deferred and current tax provision/(benefit) for U.S. federal income taxes and (b) excise, state and other taxes. Deferred taxes are non-cash in nature and may vary significantly from period to period. We are required to include deferred taxes in calculating our annual expenses even though deferred taxes are not currently payable or receivable. Income tax provision/(benefit) represents the estimated annual income tax provision/(benefit) of CSWC and its consolidated subsidiaries based on annualized income tax provision/(benefit) for the quarter ended June 30, 2024.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we would have no additional leverage and that our annual operating expenses would remain at the levels set forth in the table above. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming 5.0% annual return	$138	$380	$590	$997

The example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown. While the example assumes, as required by the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. In addition, while the example assumes reinvestment of all dividends at NAV, participants in our DRIP will receive a number of shares of our common stock, determined by dividing the total dollar amount of the dividend payable to a participant by the average purchase price of all shares of common stock purchased by the administrator of the DRIP in the event that shares are purchased in the open market to satisfy the share requirements of the DRIP, which may be at, above or below NAV. See “Dividend Reinvestment Plan” for additional information regarding our DRIP.

FINANCIAL HIGHLIGHTS

The information in Notes 12 and 14 to our audited consolidated financial statements appearing in our most recent Annual Report on Form 10-K and the information in Note 12 to our unaudited consolidated financial statements appearing in our most recent Quarterly Report on Form 10-Q is incorporated by reference herein.

RISK FACTORS

Investing in our securities involves a number of significant risks. In addition to the other information contained in this prospectus and any accompanying prospectus supplement, you should consider carefully the following information before making an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference in this prospectus or any prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering. The risks and uncertainties described in these documents could materially adversely affect our business, financial condition and results of operations. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, also may become important factors that could adversely affect our business. If any of the risks described in these documents, or risks not presently known to us, actually occur, the trading price of our common stock could decline, and you may lose all or part of your investment. Please also read carefully the section titled “Cautionary Statement Concerning Forward-Looking Statements.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information in “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and the information in “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Quarterly Report on Form 10-Q is incorporated by reference herein.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. All statements other than statements of historical facts, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words “may,” “predict,” “will,” “continue,” “likely,” “would,” “could,” “should,” “expect,” “anticipate,” “potential,” “estimate,” “indicate,” “seek,” “believe,” “target,” “intend,” "plan" or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements involve risks and uncertainties and are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus may include statements as to:

•our future operating results;
•market conditions and our ability to access debt and equity capital and our ability to manage our capital resources effectively;
•changes in the markets in which we invest and changes in financial and lending markets generally;
•the timing of cash flows, if any, from the operations of our portfolio companies;
• our business prospects and the prospects of our existing and prospective portfolio companies;
•the financial condition and ability of our existing and prospective portfolio companies to achieve their objectives;
•the adequacy of our cash resources and working capital;
•our ability to recover unrealized losses;
•our expected financings and investments;
•our contractual arrangements and other relationships with third parties;
•the impact of interest rate volatility and inflation on our business and our portfolio companies;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•our ability to operate as a BDC and to qualify and maintain our qualification as a RIC, including the impact of changes in laws or regulations, including tax reform, governing our operations or the operations of our portfolio companies;
•our ability to operate our wholly owned subsidiary, SBIC I, as an SBIC;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the impact of supply chain disruptions and labor shortages on our portfolio companies;
•changes in laws and regulations, changes in political, economic or industry conditions, and changes in the interest rate environment or other conditions affecting the financial and capital markets;
•our ability to successfully invest any capital raised in an offering;
•the return or impact of current and future investments;
•the performance and the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
•our regulatory structure and tax treatment; and

•the timing, form and amount of any dividends or distributions.
Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our subsequent SEC filings. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering and in our most recent Annual Report on Form 10-K, as well as in any of our subsequent SEC filings. In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the applicable date of this prospectus, free writing prospectus and documents incorporated by reference into this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS

Unless otherwise specified in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from any offering to make investments in portfolio companies in accordance with our investment objective and strategies, repay outstanding indebtedness (which will be subject to re-borrowing), make investments in marketable securities and other temporary investments, and for other general corporate purposes, including payment of operating expenses. We anticipate that substantially all of the net proceeds of an offering will be invested in accordance with our investment objective and strategies within twelve months following completion of such offering, depending on the availability of appropriate investment opportunities, market conditions, and the amount raised. We cannot assure you that we will achieve our targeted investment pace. Pending our investments in portfolio companies, we will invest the remaining net proceeds of an offering primarily in cash, cash equivalents, U.S. Government securities and other high-quality debt investments that mature in one year or less from the time of investment. These securities may have lower yields than our other investments and accordingly may result in lower distributions, if any, during such period.

We did not seek shareholder authorization to issue common stock at a price below NAV per share at our 2024 annual meeting of shareholders.

PRICE RANGE OF COMMON STOCK
Market Information

Our common stock is traded on Nasdaq under the symbol “CSWC.”

The following table set forth, for each fiscal quarter within the two most recent fiscal years and any subsequent interim periods, the range of high and low selling prices of our common stock as reported on Nasdaq, as applicable, and the sales price as a percentage of the NAV per share of our common stock.

		Price Range
	NAV (1)	High	Low	Premium (Discount) of High Sales Price to NAV (2)	Premium (Discount) of Low Sales Price to NAV (2)
Year ending March 31, 2025
Third Quarter (through October 22, 2024	*	$25.90	$24.89	*	*
Second Quarter	*	27.23	22.70	*	*
First Quarter	$16.60	27.22	24.08	63.98%	45.06%
Year ending March 31, 2024
Fourth Quarter	$16.77	$26.17	$23.06	56.05%	37.51%
Third Quarter	16.77	24.29	20.72	44.84	23.55
Second Quarter	16.46	23.35	19.59	41.86	19.02
First Quarter	16.38	20.25	17.22	23.63	5.13
Year ended March 31, 2023
Fourth Quarter	$16.37	$20.20	$16.34	23.40%	(0.18)%
Third Quarter	16.25	19.72	16.28	21.36	0.18
Second Quarter	16.53	21.23	16.70	28.43	1.03
First Quarter	16.54	24.40	17.79	47.52	7.56

(1)NAV per share, is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)Calculated as the respective high or low share price divided by NAV and subtracting 1.

*    NAV has not yet been determined for this period.

On October 22, 2024, we had 315  holders of record of our common stock, which did not include shareholders for whom shares are held in “nominee” or “street name.” On October 22, 2024, the closing price of our common stock on the Nasdaq Global Select Market was $25.84 per share.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from NAV per share or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV per share will decrease. It is not possible to predict whether our common stock will trade at, above, or below NAV per share.

SENIOR SECURITIES

Information about our senior securities as of each of the years ended March 31, 2024, 2023, 2022, 2021, 2020, 2019, 2018, and 2017 in “Part II, Item 5. Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities” of our most recent Annual Report on Form 10-K is incorporated by reference herein. The Company did not have any senior securities outstanding prior to the year ended March 31, 2017. The report of RSM US LLP, our independent registered public accountants for the fiscal years ended March 31, 2024, 2023, 2022, 2021, 2020, 2019 and 2018, on the senior securities table as of March 31, 2024, 2023, 2022, 2021, 2020, 2019 and 2018, has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The report of our former independent registered public accountants for the fiscal year ended March 31, 2017, on the senior securities table as of March 31, 2017, has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Information about our senior securities is shown in the following table as of June 30, 2024 (unaudited).

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities (1)	Asset Coverage per Unit (2)	Involuntary Liquidating Preference per Unit (3)	Average Market Value per Unit (4)
	(dollars in thousands)
Corporate Credit Facility
As of June 30, 2024	$165,000	2,316	—	N/A
SPV Credit Facility
As of June 30, 2024	$64,000	2,316	—	N/A
January 2026 Notes
As of June 30, 2024	$140,000	2,316	—	N/A
October 2026 Notes
As of June 30, 2024	$150,000	2,316	—	N/A
August 2028 Notes
As of June 30, 2024	$71,875	2,316	—	$25.85

(1)Total amount of each class of senior securities outstanding at the end of the period presented.
(2)Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness. On August 11, 2021, we received an exemptive order from the SEC to permit us to exclude the senior securities issued by SBIC I or any future SBIC subsidiary of CSWC from the definition of senior securities in the asset coverage requirement applicable to CSWC under the 1940 Act. The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities (including the SBA Debentures, which represents indebtedness not represented by senior securities pursuant to our exemptive order), divided by senior securities representing indebtedness.
(3)The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “-” indicates information which the SEC expressly does not required to be disclosed for certain types of senior securities.
(4)Average market value per unit for the Corporate Credit Facility, the SPV Credit Facility, the January 2026 Notes and the October 2026 Notes is not applicable because these are not registered for public trading.

BUSINESS

The information in “Part I, Item 1. Business” of our most recent Annual Report on Form 10-K is incorporated by reference herein.

PORTFOLIO COMPANIES

The following table sets forth information as of June 30, 2024, for the portfolio companies in which we had a debt or equity investment. Other than these investments, our only formal relationships with our portfolio companies are the managerial assistance ancillary to our investments and the board observer or participation rights we may receive. As of June 30, 2024, there were no investments in a portfolio company that represented greater than 5% of our total assets. The following table excludes our investments in marketable securities and temporary investments.

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
Debt Investments
Aerospace & Defense
ADS TACTICAL, INC. 621 Lynnhaven Parkway, Suite 160 Virginia Beach, VA 23452	First Lien	P+4.75% (Floor 1.00%)/M, Current Coupon 13.25%	3/5/2024	3/19/2026	$1,601	$1,587	$1,601
EDGE AUTONOMY HOLDINGS, LLC 831 Buckley Rd. San Luis Obispo, CA 93401	Revolving Loan[10]	SOFR+7.50% (Floor 2.00%)	4/21/2023	4/21/2028	—	(91)	—
	First Lien - Term Loan A	SOFR+6.50% (Floor 2.00%)/Q, Current Coupon 11.98%	4/21/2023	4/21/2028	11,250	10,973	11,250
	First Lien - Term Loan B	SOFR+8.50% (Floor 2.00%)/Q, Current Coupon 13.98%	4/21/2023	4/21/2028	11,250	10,975	11,250
						21,857	22,500
STELLANT MIDCO, LLC 3100 Lomita Blvd. Torrance, CA 90505	First Lien	SOFR+5.50% (Floor 0.75%)/S, Current Coupon 11.04%	3/7/2024	10/2/2028	1,789	1,777	1,790
	First Lien	SOFR+5.75% (Floor 0.75%)/S, Current Coupon 11.19%	3/7/2024	10/2/2028	794	780	794
						2,557	2,584
Subtotal: Aerospace & Defense (3.43%)*						26,001	26,685
Building & Infrastructure Products
BRANDNER DESIGN, LLC[7] 34 Wildcat Way Bozeman, MT 59718	Revolving Loan[10]	SOFR+10.00% (Floor 2.00%)	4/15/2024	4/13/2029	—	(14)	—
	First Lien	SOFR+10.00% (Floor 2.00%)/Q, Current Coupon 15.33%	4/15/2024	4/13/2029	8,750	8,622	8,622
						8,608	8,622
MAKO STEEL LP 5650 El Camino Real Carlsbad, CA 92008	Revolving Loan[10]	SOFR+7.50% (Floor 0.75%)	3/15/2021	3/13/2026	—	(13)	—
	First Lien	SOFR+7.50% (Floor 0.75%)/Q, Current Coupon 12.99%	3/15/2021	3/13/2026	7,676	7,615	7,607
						7,602	7,607
Subtotal: Building & Infrastructure Products (2.09%)*						16,210	16,229

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
Business Services
DYNAMIC COMMUNITIES, LLC[6] 5415 W Sligh Ave., Ste 102 Tampa, FL 33634	First Lien - Term Loan A	SOFR+6.00% PIK (Floor 2.00%)/M, Current Coupon 11.44%	12/20/2022	12/31/2026	4,376	4,361	4,376
	First Lien - Term Loan B	SOFR+8.00% PIK (Floor 2.00%)/M, Current Coupon 13.44%	12/20/2022	12/31/2026	4,511	4,488	4,511
						8,849	8,887
FS VECTOR LLC 1307 New York Ave NW Washington, DC 20005	Revolving Loan[10]	SOFR+7.50% (Floor 2.00%)	4/26/2023	4/26/2028	—	(31)	—
	First Lien - Term Loan A	SOFR+6.50% (Floor 2.00%)/Q, Current Coupon 11.95%	4/26/2023	4/26/2028	9,000	8,852	8,919
	First Lien - Term Loan B	SOFR+8.50% (Floor 2.00%)/Q, Current Coupon 13.95%	4/26/2023	4/26/2028	9,000	8,853	8,919
						17,674	17,838
GAINS INTERMEDIATE, LLC 3610-2 N Josey Lane, Suite 223 Carrollton, TX 75007	Revolving Loan[10]	SOFR+7.50% (Floor 2.00%)	12/15/2022	12/15/2027	—	(35)	—
	First Lien - Term Loan A	SOFR+6.50% (Floor 2.00%)/Q, Current Coupon 12.06%	12/15/2022	12/15/2027	7,099	6,992	7,099
	First Lien - Term Loan B	SOFR+8.50% (Floor 2.00%)/Q, Current Coupon 14.06%	12/15/2022	12/15/2027	7,099	6,991	7,099
						13,948	14,198
INTEGRO PARENT, INC.[9,22] 1 State Street Plaza, 9th Floor New York, NY 19801	First Lien	SOFR+12.25% PIK (Floor 1.00%)/Q, Current Coupon 17.58%	6/12/2024	5/8/2025	412	412	412
SPOTLIGHT AR, LLC 1906 Wyandotte Street Kansas City, MO 64108	Revolving Loan[10]	SOFR+6.75% (Floor 1.00%)	12/8/2021	6/8/2026	—	(17)	—
	First Lien	SOFR+6.75% (Floor 1.00%)/Q, Current Coupon 12.20%	12/8/2021	6/8/2026	6,618	6,555	6,618
						6,538	6,618
US COURTSCRIPT HOLDINGS, INC. 7227 North 16th Street, Suite 207 Phoenix, AZ 85020	First Lien	SOFR+6.00% (Floor 1.00%)/Q, Current Coupon 11.56%	5/17/2022	5/17/2027	14,800	14,598	14,800
WINTER SERVICES OPERATIONS, LLC 2100 S 116 St West Allis, WI 53227	Revolving Loan[10]	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.56%	11/19/2021	11/19/2026	1,333	1,235	1,289

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	First Lien - Term Loan A	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.56%	1/16/2024	11/19/2026	14,479	14,214	13,944
	First Lien - Term Loan B	SOFR+9.00% (Floor 1.00%)/Q, Current Coupon 14.56%	1/16/2024	11/19/2026	14,479	14,221	13,944
	Delayed Draw Term Loan	SOFR+8.00% (Floor 1.00%/Q, Current Coupon 13.56%	11/19/2021	11/19/2026	3,748	3,684	3,624
						33,354	32,801
Subtotal: Business Services (12.29%)*						95,373	95,554
Consumer Products
ALLIANCE SPORTS GROUP, L.P. 3959 Van Dyke Road, Suite 286 Lutz, FL 33558	Unsecured Convertible Note	6.00% PIK	7/15/2020	9/30/2024	173	173	173
HEAT TRAK, LLC 3645 Clearview Pkwy Doraville, GA 30340	First Lien - Term Loan A	SOFR+10.00% (Floor 2.00%)/Q, Current Coupon 15.45%	6/12/2023	6/9/2028	11,500	10,278	11,121
	First Lien - Term Loan B	SOFR+10.00% (Floor 2.00%)/Q, Current Coupon 15.46%	4/4/2024	12/31/2024	2,000	2,000	1,968
						12,278	13,089
HYBRID APPAREL, LLC 10711 Walker St. Cypress, CA 90630	Second Lien[15]	SOFR+8.25% (Floor 1.00%)/Q, Current Coupon 13.81%	6/30/2021	6/30/2026	15,999	15,855	15,999
LASH OPCO, LLC 1051 Heights Blvd, Suite 250 Houston, TX 77008	Revolving Loan	SOFR+2.65%, 5.10% PIK (Floor 1.00%)/Q, Current Coupon 13.18%	12/29/2021	9/18/2025	834	825	804
	First Lien	SOFR+2.65%, 5.10% PIK (Floor 1.00%)/Q, Current Coupon 13.18%	12/29/2021	3/18/2026	16,947	16,711	16,354
						17,536	17,158
REVO BRANDS, INC. 5480 Nathan Ln N Ste 120 Plymouth, Minnesota 55442	Revolving Loan[10]	SOFR+7.50% (Floor 1.50%)/Q, Current Coupon 12.84%	2/21/2024	2/21/2029	1,500	1,370	1,471
	First Lien - Term Loan A	SOFR+6.50% (Floor 1.50%)/Q, Current Coupon 11.80%	2/21/2024	2/21/2029	11,069	10,859	10,859
	First Lien - Term Loan B	SOFR+7.50% (Floor 1.50%)/Q, Current Coupon 12.80%	2/21/2024	2/21/2029	11,069	10,859	10,859
	First Lien - Term Loan C	SOFR+8.50% (Floor 1.50%)/Q, Current Coupon 13.80%	2/21/2024	2/21/2029	11,069	10,859	10,859
						33,947	34,048

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
TRU FRAGRANCE & BEAUTY LLC 7725 South Quincy Street Willowbrook, IL 60527	Revolving Loan[10]	SOFR+6.25% (Floor 1.50%)	3/22/2024	3/21/2029	—	(76)	—
	First Lien - Term Loan A	SOFR+5.25% (Floor 1.50%)/Q, Current Coupon 10.55%	3/22/2024	3/21/2029	15,213	14,922	14,924
	First Lien - Term Loan B	SOFR+7.25% (Floor 1.50%)/Q, Current Coupon 12.55%	3/22/2024	3/21/2029	15,213	14,921	14,924
						29,767	29,848
YS GARMENTS, LLC 15730 South Figueroa Street Gardena, CA 90248	First Lien	SOFR+7.50% (Floor 1.00%)/Q, Current Coupon 12.92%	3/19/2024	8/9/2026	2,773	2,768	2,254
Subtotal: Consumer Products (14.48%)*						112,324	112,569
Consumer Services
AIR CONDITIONING SPECIALIST, INC.[6] 3025 N. Great Southwest Parkway Grand Prairie, TX 75050	Revolving Loan[10]	SOFR+7.25% (Floor 1.00%)/Q, Current Coupon 12.81%	11/9/2021	11/9/2026	825	814	817
	First Lien	SOFR+7.25% (Floor 1.00%)/Q, Current Coupon 12.82%[20]	11/9/2021	11/9/2026	26,855	26,576	26,586
	Delayed Draw Term Loan[10]	SOFR+7.25% (Floor 1.00%)	12/15/2023	11/9/2026	—	—	—
						27,390	27,403
APPLE ROOFING ADMINISTRATIVE SERVICES, LLC (fka ROOF OPCO, LLC) 3001 E Plano Pkwy #100 Plano, TX 75074	Revolving Loan[10]	SOFR+8.00% (Floor 1.00%)	8/27/2021	8/27/2026	—	(27)	—
	First Lien - Term Loan A	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.56%	8/27/2021	8/27/2026	13,261	13,098	12,134
	First Lien - Term Loan B	SOFR+9.00% (Floor 1.00%)/Q, Current Coupon 14.56%	4/12/2023	8/27/2026	13,261	13,098	12,134
						26,169	24,268
LIFT BRANDS, INC. 2411 Galpin Court, Suite 110 Chanhassen, MN 55317	Tranche A Term Loan	SOFR+7.50% (Floor 1.00%)/M, Current Coupon 12.94%	2/1/2024	6/29/2025	2,445	2,445	2,421
	Tranche B Term Loan	9.50% PIK	2/1/2024	6/29/2025	677	677	636
	Tranche C Loan	—%	2/1/2024	6/29/2025	565	565	531
						3,687	3,588
POOL SERVICE HOLDINGS, LLC[6] 1605 Ben Franklin Highway Douglassville, PA 19518	Revolving Loan[10]	SOFR+6.50% (Floor 2.00%)	12/20/2023	12/20/2028	—	(18)	—
	First Lien	SOFR+6.50% (Floor 2.00%)/Q, Current Coupon 11.80%	12/20/2023	12/20/2028	5,000	4,908	4,950

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	Delayed Draw Term Loan[10]	SOFR+6.50% (Floor 2.00%)/Q, Current Coupon 11.80%	12/20/2023	12/20/2028	600	522	594
						5,412	5,544
TMT BHC BUYER, INC. 3400 Belle Chase Way Lansing, MI 48911	Revolving Loan[10]	SOFR+6.00% (Floor 1.50%)	3/7/2024	3/7/2029	—	(94)	—
	First Lien	SOFR+6.00% (Floor 1.50%)/Q, Current Coupon 11.30%	3/7/2024	3/7/2029	10,000	9,809	9,900
	Delayed Draw Term Loan[10]	SOFR+6.00% (Floor 1.50%)	3/7/2024	3/7/2029	—	(47)	—
						9,668	9,900
ZIPS CAR WASH, LLC 8400 Belleview Drive, Suite 210 Plano, TX 75024	Delayed Draw Term Loan - A	SOFR+5.75%, 1.50% PIK (Floor 1.00%)/M, Current Coupon 12.69%	2/11/2022	12/31/2024	15,751	15,565	15,247
	Delayed Draw Term Loan - B	SOFR+5.75%, 1.50% PIK (Floor 1.00%)/M, Current Coupon 12.69%	2/11/2022	12/31/2024	3,948	3,903	3,822
						19,468	19,069
Subtotal: Consumer Services (11.55%)*						91,794	89,772
Data Processing & Outsourced Services
BURNING GLASS INTERMEDIATE HOLDING COMPANY, INC. 1 Lewis Wharf Boston, MA 02110	Revolving Loan[10]	SOFR+5.00% (Floor 1.00%)	2/22/2024	6/10/2028	—	(3)	—
	First Lien	SOFR+5.00% (Floor 1.00%)/M, Current Coupon 10.44%	2/22/2024	6/10/2028	2,454	2,427	2,454
						2,424	2,454
LIGHTBOX INTERMEDIATE, L.P. 6 Armstrong Rd. Shelton, CT 06484	First Lien	SOFR+5.00%/Q, Current Coupon 10.60%	3/4/2024	5/9/2026	5,430	5,407	5,267
RESEARCH NOW GROUP, INC. 5800 Tennyson Parkway, Suite 600 Plano, TX 75024	First Lien	SOFR+5.50% (Floor 1.00%)/Q, Current Coupon 11.09%	3/18/2024	12/20/2024	4,649	4,641	3,529
	Second Lien[16]	SOFR+9.50% (Floor 1.00%)/Q, Current Coupon 15.09%	12/8/2017	12/20/2025	10,500	10,245	399
						14,886	3,928
RETAIL SERVICES WIS CORPORATION 9265 Sky Park Ct, Ste 100 San Diego, CA 92123	First Lien	SOFR+8.35% (Floor 1.00%)/Q, Current Coupon 13.83%	3/7/2024	5/20/2025	2,639	2,623	2,612
Subtotal: Data Processing & Outsourced Services (1.83%)*						25,340	14,261

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
Distribution
KMS, INC. 811 E Waterman St Wichita, KS 67202	First Lien[15]	SOFR+7.75% (Floor 1.00%)/Q, Current Coupon 13.23%	10/4/2021	10/2/2026	17,765	17,637	15,100
Subtotal: Distribution (1.94%)*						17,637	15,100
Education
STUDENT RESOURCE CENTER LLC[6] 110 John Scott Hwy Steubenville, OH 43952	First Lien[16]	8.50% PIK	12/31/2022	12/30/2027	9,644	9,503	3,376
WALL STREET PREP, INC. 180 Wells Ave Newton, MA 02459	Revolving Loan[10]	SOFR+7.00% (Floor 1.00%)	7/19/2021	7/20/2026	—	(8)	—
	First Lien	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.45%	7/19/2021	7/20/2026	8,604	8,522	8,604
						8,514	8,604
Subtotal: Education (1.54%)*						18,017	11,980
Energy Services
ACE GATHERING, INC. 24275 Katy Freeway, Suite 325 Katy, TX 77494	Second Lien[15]	SOFR+8.00% (Floor 2.00%)/M, Current Coupon 13.56%	12/13/2018	12/14/2026	4,583	4,544	4,583
PIPELINE TECHNIQUE LTD.[9,22] 23411 Clay Rd. Katy, TX 77493	Revolving Loan[10]	SOFR+6.75% (Floor 1.00%)/Q, Current Coupon 12.24%[20]	8/23/2022	8/19/2027	1,722	1,681	1,722
	First Lien	SOFR+6.75% (Floor 1.00%)/Q, Current Coupon 12.34%	8/23/2022	8/19/2027	7,583	7,480	7,583
						9,161	9,305
VEREGY CONSOLIDATED, INC. 3312 E Broadway Rd. Phoenix, AZ 85040	First Lien	SOFR+6.00% (Floor 1.00%)/Q, Current Coupon 11.59%	2/29/2024	11/3/2027	1,543	1,540	1,543
WELL-FOAM, INC. 4215 N Sierra Ave Odessa, TX 79764	Revolving Loan[10]	SOFR+8.00% (Floor 1.00%)	9/9/2021	9/9/2026	—	(41)	—
	First Lien	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.45%	9/9/2021	9/9/2026	12,496	12,369	12,496
						12,328	12,496
Subtotal: Energy Services (3.59%)*						27,573	27,927
Environmental Services
ARBORWORKS, LLC[6] 40266 Junction Drive Oakhurst, CA 93644	Revolving Loan[10]	15.00% PIK	11/6/2023	11/6/2028	1,629	1,629	1,629
	First Lien	SOFR+6.50% PIK (Floor 1.00%)/M, Current Coupon 11.99%	11/6/2023	11/6/2028	3,219	3,219	3,110

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
						4,848	4,739
ISLAND PUMP AND TANK, LLC 40 Doyle Court East Northport, NY 11731	Revolving Loan[10]	SOFR+6.50% (Floor 2.00%)	3/2/2023	5/17/2029	—	(52)	—
	First Lien - Term Loan A	SOFR+5.50% (Floor 2.00%)/Q Current Coupon 11.06%	2/23/2024	5/17/2029	12,000	11,802	12,000
	First Lien - Term Loan B	SOFR+6.50% (Floor 2.00%)/Q, Current Coupon 12.06%	2/23/2024	5/17/2029	12,000	11,802	12,000
	First Lien - Term Loan C	SOFR+7.50% (Floor 2.00%)/Q, Current Coupon 13.06%	2/23/2024	5/17/2029	12,000	11,801	12,000
						35,353	36,000
LIGHTING RETROFIT INTERNATIONAL, LLC[6] 750 MD Route 3 South, Suite 19 Gambills, MD 21054	Revolving Loan[10]	7.50%	12/31/2021	12/31/2025	729	729	714
	First Lien	7.50%	12/31/2021	12/31/2025	5,078	5,078	4,971
	Second Lien[16]	10.00% PIK	12/31/2021	12/31/2026	5,208	5,208	4,917
						11,015	10,602
Subtotal: Environmental Services (6.60%)*						51,216	51,341
Financial Services
JACKSON HEWITT TAX SERVICE, INC. 10 Exchange Place, 27th Floor Jersey City, NJ 07302	First Lien	SOFR+8.50% (Floor 2.50%)/Q, Current Coupon 13.80%	9/14/2023	9/14/2028	10,000	9,867	9,800
NATIONAL CREDIT CARE, LLC 1499 W 121st Ave #300 Westminster, CO 80234	First Lien - Term Loan A	SOFR+6.50% (Floor 1.00%)/Q, Current Coupon 11.90%	12/23/2021	12/23/2026	11,875	11,745	11,875
	First Lien - Term Loan B	SOFR+7.50% (Floor 1.00%)/Q, Current Coupon 12.90%	12/23/2021	12/23/2026	11,875	11,744	6,412
						23,489	18,287
NINJATRADER, INC. 1422 Delgany St., Suite 400 Denver, CO 80202	Revolving Loan[10]	SOFR+6.75% (Floor 1.00%)	12/18/2019	12/18/2026	—	(3)	—
	First Lien	SOFR+6.75% (Floor 1.00%)/Q, Current Coupon 12.20%	12/18/2019	12/18/2026	34,481	34,097	34,481
						34,094	34,481
Subtotal: Financial Services (8.05%)*						67,450	62,568
Food, Agriculture & Beverage
AMERICAN NUTS OPERATIONS LLC 12950 San Fernando Rd. Sylmar, CA 91342	First Lien - Term Loan A16	SOFR+9.75% PIK (Floor 1.00%)/Q, Current Coupon 15.20%	3/11/2022	4/10/2026	12,944	12,903	10,356

Portfolio Company[1,5,6,7,18,21]		Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
		First Lien - Term Loan B16	SOFR+11.75% PIK (Floor 1.00%)/Q, Current Coupon 17.20%	3/11/2022	4/10/2026	12,106	12,057	7,276
							24,960	17,632
FOOD PHARMA SUBSIDIARY HOLDINGS, LLC 10012 Painter Ave. Santa Fe Srpings, CA 90670		First Lien - Term Loan A	SOFR+6.00% (Floor 2.00%)/M, Current Coupon 11.36%[20]	6/21/2024	12/31/2026	14,197	13,969	14,197
		First Lien - Term Loan B	SOFR+7.00% (Floor 2.00%)/M, Current Coupon 12.36%[20]	6/21/2024	12/31/2026	14,197	13,912	14,197
		First Lien - Term Loan C	SOFR+8.00% (Floor 2.00%)/M, Current Coupon 13.36%[20]	6/21/2024	12/31/2026	14,197	13,913	14,197
							41,794	42,591
GULF PACIFIC ACQUISITION, LLC 12010 Taylor Rd. Houston, TX 77041		Revolving Loan[10]	SOFR+6.00% (Floor 1.00%)/Q, Current Coupon 11.49%[20]	9/30/2022	9/29/2028	707	693	678
		First Lien	SOFR+6.00% (Floor 1.00%)/Q, Current Coupon 11.48%	9/30/2022	9/29/2028	3,597	3,541	3,453
		Delayed Draw Term Loan[10]	SOFR+6.00% (Floor 1.00%)/Q, Current Coupon 11.45%	9/30/2022	9/29/2028	299	286	287
							4,520	4,418
INW MANUFACTURING, LLC 310 Park Lane Farmington, UT 84025	8	First Lien	SOFR+5.75% (Floor 0.75%)/Q, Current Coupon 11.35%	3/6/2024	3/25/2027	2,070	2,035	1,739
MAMMOTH BORROWCO, INC. 235 Asylum Street Norwich, CT 06360		Revolving Loan[10]	SOFR+6.25% (Floor 1.50%)/Q, Current Coupon 11.58%[20]	11/30/2023	11/30/2028	2,950	2,867	2,876
		First Lien - Term Loan A	SOFR+5.25% (Floor 1.50%)/Q, Current Coupon 10.60%	11/30/2023	11/30/2028	10,723	10,479	10,455
		First Lien - Term Loan B	SOFR+7.25% (Floor 1.50%)/Q, Current Coupon 12.60%	11/30/2023	11/30/2028	10,723	10,478	10,455
		Delayed Draw Term Loan[10]	SOFR+6.25% (Floor 1.50%)/Q, Current Coupon 11.59%[20]	11/30/2023	11/30/2028	2,250	2,190	2,194
							26,014	25,980
MUENSTER MILLING COMPANY, LLC 202 S Main St. Muenster, TX 76252		Revolving Loan	SOFR+8.00% (Floor 1.00%)	8/10/2021	8/10/2026	—	(42)	—
		First Lien	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.45%	8/10/2021	8/10/2026	21,800	21,556	21,364
							21,514	21,364

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
NEW SKINNY MIXES, LLC 2849 Executive Drive, Suite 210 Clearwater, FL 33762	Revolving Loan[10]	SOFR+8.00% (Floor 2.00%)	12/21/2022	12/21/2027	—	(56)	—
	First Lien	SOFR+8.00% (Floor 2.00%)/Q, Current Coupon 13.50%	12/21/2022	12/21/2027	13,000	12,802	13,000
						12,746	13,000
Subtotal: Food, Agriculture & Beverage (16.30%)*						133,583	126,724
Healthcare Equipment & Supplies
CENTRAL MEDICAL SUPPLY LLC[6] 240 US-206 Ste A Flanders, NJ 07836	Revolving Loan[10]	SOFR+7.00% (Floor 1.75%)/Q, Current Coupon 12.47%[20]	5/22/2020	5/22/2025	1,200	1,195	1,200
	First Lien	SOFR+7.00% (Floor 1.75%)/Q, Current Coupon 12.45%	5/22/2020	5/22/2025	7,540	7,508	7,540
	Delayed Draw Capex Term Loan[10]	SOFR+7.00% (Floor 1.75%)/Q, Current Coupon 12.45%	5/22/2020	5/22/2025	101	95	101
						8,798	8,841
COMMAND GROUP ACQUISITION, LLC[6] 15 Signal Ave. Ormond Beach, FL 32174	First Lien	SOFR+8.00% (Floor 2.00%)/Q, Current Coupon 13.30%	2/15/2024	2/15/2029	6,000	5,886	5,700
LKC TECHNOLOGIES, INC. 2 Professional Drive, Suite 222 Gaithersburg, MD 20879	Revolving Loan[10]	SOFR+7.00% (Floor 2.00%)	6/7/2023	6/7/2028	—	(31)	—
	First Lien	SOFR+7.00% (Floor 2.00%)/Q, Current Coupon 12.56%	6/7/2023	6/7/2028	5,917	5,818	5,917
						5,787	5,917
SCRIP INC. 360 Veterans Parkway, Suite 115 Bolingbrook, IL 60440	First Lien	SOFR+8.00% (Floor 2.00%)/M, Current Coupon 13.47%	3/21/2019	3/19/2027	16,541	16,468	16,375
Subtotal: Healthcare Equipment & Supplies (4.74%)*						36,939	36,833
Healthcare Products
ISAGENIX INTERNATIONAL, LLC 155 E. Rivulon Blvd. Gilbert, AZ 85297	First Lien	2.50%, SOFR+4.10% PIK (Floor 1.00%)/Q, Current Coupon 11.93%	3/6/2024	4/14/2028	740	740	651
LIGHTNING INTERMEDIATE II, LLC 10950 San Jose Blvd, Suite 288 Jacksonville, FL 32223	Revolving Loan[10]	SOFR+6.50% (Floor 1.00%)	6/6/2022	6/7/2027	—	(22)	—
	First Lien	SOFR+6.50% (Floor 1.00%)/S, Current Coupon 12.01%	6/6/2022	6/7/2027	21,991	21,703	21,287
						21,681	21,287

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
MICROBE FORMULAS LLC 3750 East Pewter Falls Street, Suite 100 Meridian, ID 83642	Revolving Loan[10]	SOFR+6.00% (Floor 1.00%)	4/4/2022	4/3/2028	—	(21)	—
	First Lien	SOFR+6.00% (Floor 1.00%)/M, Current Coupon 11.44%	4/4/2022	4/3/2028	9,690	9,560	9,690
						9,539	9,690
Subtotal: Healthcare Products (4.07%)*						31,960	31,628
Healthcare Services
AAC NEW HOLDCO INC. 200 Powell Place Brentwood, TN 37027	First Lien	18.00% PIK	12/11/2020	6/25/2025	15,027	15,027	14,862
	Delayed Draw Term Loan	18.00% PIK	1/31/2023	6/25/2025	453	450	448
						15,477	15,310
CAVALIER BUYER, INC. 445 Charles H Dimmock Pkwy, Ste 100 Colonial Heights, VA 23834	Revolving Loan[10]	SOFR+8.00% (Floor 2.00%)	2/10/2023	2/10/2028	—	(29)	—
	First Lien	SOFR+8.00% (Floor 2.00%)/Q, Current Coupon 13.47%	2/10/2023	2/10/2028	6,500	6,398	6,500
						6,369	6,500
CDC DENTAL MANAGEMENT CO., LLC 3100 Zinfandel Dr. Ste 400 Rancho Cordova, CA 95670	Revolving Loan[10]	SOFR+8.00% (Floor 2.00%)	10/31/2023	10/31/2028	—	(34)	—
	First Lien - Term Loan A	SOFR+7.00% (Floor 2.00%)/Q, Current Coupon 12.30%	10/31/2023	10/31/2028	5,500	5,401	5,390
	First Lien - Term Loan B	SOFR+9.00% (Floor 2.00%)/Q, Current Coupon 14.30%	10/31/2023	10/31/2028	5,500	5,400	5,390
						10,767	10,780
CITYVET, INC. 2727 Oak Lawn Ave. Dallas, TX 75219	First Lien	SOFR+7.00% (Floor 2.00%)/Q, Current Coupon 12.41%[20]	9/6/2023	9/6/2028	20,000	19,645	20,000
	Delayed Draw Term Loan[10]	SOFR+7.00% (Floor 2.00%)	6/20/2024	9/6/2028	—	(149)	—
						19,496	20,000
HH-INSPIRE ACQUISITION, INC. 1010 South Federal Highway, Suite 1010 Delray Beach, FL 33483	Revolving Loan[10]	SOFR+8.00% (Floor 2.00%)/Q, Current Coupon 13.44%[20]	4/3/2023	4/3/2028	719	704	640
	First Lien	SOFR+8.00% (Floor 2.00%)/Q, Current Coupon 13.43%	4/3/2023	4/3/2028	7,955	7,785	7,080
						8,489	7,720
INSTITUTES OF HEALTH, LLC 9246 Lightwave Ave, Suite 120 San Diego, CA 92123	Revolving Loan[10]	SOFR+8.00% (Floor 2.00%)	9/29/2023	9/29/2028	—	(17)	—

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	First Lien - Term Loan A	SOFR+7.00% (Floor 2.00%)/Q, Current Coupon 12.30%	9/29/2023	9/29/2028	7,500	7,367	7,125
	First Lien - Term Loan B	SOFR+9.00% (Floor 2.00%)/Q, Current Coupon 14.30%	9/29/2023	9/29/2028	7,500	7,367	7,125
						14,717	14,250
NEUROPSYCHIATRIC HOSPITALS, LLC 112 W. Jefferson Blvd, Suite 600 South Bend, IN 46601	Revolving Loan[10]	SOFR+7.50% (Floor 1.00%)/Q, Current Coupon 12.95%	5/14/2021	5/14/2026	4,000	3,960	4,000
	First Lien - Term Loan A	SOFR+6.50% (Floor 1.00%)/Q, Current Coupon 11.95%	3/21/2023	5/14/2026	7,416	7,354	7,416
	First Lien - Term Loan B	SOFR+8.50% (Floor 1.00%)/Q, Current Coupon 13.95%	3/21/2023	5/14/2026	7,416	7,354	7,416
	First Lien - Term Loan C	SOFR+10.00% (Floor 1.00%)/Q, Current Coupon 15.45%	3/21/2023	5/14/2026	5,142	5,055	5,142
	First Lien - Term Loan D	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.45%	10/27/2023	5/14/2026	12,958	12,709	12,958
						36,432	36,932
ROSELAND MANAGEMENT, LLC[6] 2737 S Broadway Ave Tyler, TX 75701	Revolving Loan[10]	SOFR+7.00% (Floor 2.00%)	11/9/2018	11/12/2024	—	—	—
	First Lien	SOFR+7.00% (Floor 2.00%)/Q, Current Coupon 12.45%	11/9/2018	11/12/2024	14,869	14,859	14,870
						14,859	14,870
SPECTRUM OF HOPE, LLC 11820 Cypress Corner Lane, Ste. B Houston, TX 77065	First Lien	SOFR+8.50% (Floor 1.00%)/Q, Current Coupon 13.95%	9/6/2022	6/11/2026	22,353	22,331	18,419
TALKNY MANAGEMENT HOLDINGS, LLC[6] 16 Sumner Pl. Brooklyn, NY 11206	First Lien	SOFR+7.00% (Floor 3.00%)/Q, Current Coupon 12.35%	6/14/2024	6/14/2029	7,500	7,388	7,388
VERSICARE MANAGEMENT LLC 210 Town Center Drive Troy, MI 48084	Revolving Loan[10]	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.58%[20]	8/18/2022	8/18/2027	600	569	600
	First Lien - Term Loan A	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.56%	8/18/2022	8/18/2027	11,860	11,669	11,860
	First Lien - Term Loan B	SOFR+9.00% (Floor 1.00%)/Q, Current Coupon 14.56%	7/14/2023	8/18/2027	11,860	11,669	11,860
						23,907	24,320
Subtotal: Healthcare Services (22.70%)*						180,232	176,489
Industrial Machinery

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
C&M CONVEYOR, INC. 446 E 131st St. Cleveland, OH 44108	First Lien - Term Loan A15	SOFR+5.50% (Floor 1.50%)/M, Current Coupon 10.94%	1/3/2023	9/30/2026	6,500	6,415	6,500
	First Lien - Term Loan B15	SOFR+7.50% (Floor 1.50%)/M, Current Coupon 12.94%	1/3/2023	9/30/2026	6,500	6,415	6,500
						12,830	13,000
SUREKAP, LLC 579 Barrow Park Dr. Winder, GA 30680	Revolving Loan[10]	SOFR+6.00% (Floor 1.50%)	6/24/2024	6/25/2029	—	(25)	—
	First Lien - Term Loan A	SOFR+5.00% (Floor 1.50%)/Q, Current Coupon 10.35%	6/24/2024	6/25/2029	8,114	8,033	8,033
	First Lien - Term Loan B	SOFR+7.00% (Floor 1.50%)/Q, Current Coupon 12.35%	6/24/2024	6/25/2029	8,114	8,033	8,033
	Delayed Draw Term Loan[10]	SOFR+6.00% (Floor 1.50%)	6/24/2024	6/25/2029	—	—	—
						16,041	16,066
SYSTEC CORPORATION 3245 N Mitthoefer Rd. Indianapolis, IN 46235	Revolving Loan[10]	SOFR+ 8.00% (Floor 1.00%)/Q, Current Coupon 13.46%[20]	8/13/2021	8/13/2025	1,700	1,689	1,657
	First Lien	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.45%	8/13/2021	8/13/2025	8,440	8,386	8,229
						10,075	9,886
Subtotal: Industrial Machinery (5.01%)*						38,946	38,952
Industrial Products
DAMOTECH INC.[9,22] 3620 Ave. des Grande Tourelles Boisbriand Qc J7H 0A1 Canada	Revolving Loan[10]	SOFR+6.75% (Floor 2.00%)	7/7/2023	7/7/2028	—	(48)	—
	First Lien - Term Loan A	SOFR+5.75% (Floor 2.00%)/Q, Current Coupon 11.20%	7/7/2023	7/7/2028	5,100	5,013	5,100
	First Lien - Term Loan B	SOFR+7.75% (Floor 2.00%)/Q, Current Coupon 13.20%	7/7/2023	7/7/2028	5,100	5,013	5,100
	Delayed Draw Term Loan	SOFR+6.75% (Floor 2.00%)/Q, Current Coupon 12.20%	7/7/2023	7/7/2028	3,000	2,946	3,000
						12,924	13,200
GPT INDUSTRIES, LLC[6] 4990 N Iris St. Wheat Ridge, CO 80033	Revolving Loan[10]	SOFR+8.00% (Floor 2.00%)	1/30/2023	1/31/2028	—	(43)	—
	First Lien[19]	SOFR+8.00% (Floor 2.00%)/Q, Current Coupon 13.56%	1/30/2023	1/31/2028	5,969	5,874	5,969
						5,831	5,969

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
LLFLEX, LLC 1225 W Burnett Ave Louisville, KY 40210	First Lien[15]	SOFR+9.00%, 0.50% PIK (Floor 1.00%)/Q, Current Coupon 14.95%	8/16/2021	8/14/2026	10,788	10,667	9,170
Subtotal: Industrial Products (3.65%)*						29,422	28,339
Industrial Services
BP LOENBRO HOLDINGS INC. 7401 Church Ranch Blvd, Suite 210 Westminster, CO 80021	Revolving Loan[10]	SOFR+6.00% (Floor 1.50%)/M, Current Coupon 11.44%[20]	2/9/2024	2/1/2029	606	585	606
	First Lien	SOFR+6.00% (Floor 1.50%)/Q, Current Coupon 11.43%	2/9/2024	2/1/2029	9,737	9,554	9,737
	Delayed Draw Term Loan[10]	SOFR+6.00% (Floor 1.50%)	2/9/2024	2/1/2029	—	(10)	—
						10,129	10,343
Subtotal: Industrial Services (1.33%)*						10,129	10,343
Media & Marketing
360 QUOTE TOPCO, LLC 3853 Northdale Blvd, Suite 373 Tampa, FL 33624	Revolving Loan	SOFR+6.50% (Floor 1.00%)/Q, Current Coupon 11.98%	6/16/2022	6/16/2027	3,346	3,315	2,760
	First Lien[19]	SOFR+6.50%, 3.00% PIK (Floor 1.00%)/Q, Current Coupon 14.98%	6/16/2022	6/16/2027	23,917	23,687	19,731
						27,002	22,491
ACCELERATION, LLC 1875 Century Park E, Suite 1200 Los Angeles, CA 90067	Revolving Loan[10]	SOFR+8.75% (Floor 1.00%)/Q, Current Coupon 14.34%	6/13/2022	6/14/2027	1,000	941	973
	First Lien - Term Loan A	SOFR+7.75% (Floor 1.00%)/Q, Current Coupon 13.31%	6/13/2022	6/14/2027	8,882	8,766	8,642
	First Lien - Term Loan B	SOFR+8.75% (Floor 1.00%)/Q, Current Coupon 14.31%	6/13/2022	6/14/2027	8,882	8,765	8,642
	First Lien - Term Loan C	SOFR+9.75% (Floor 1.00%)/Q, Current Coupon 15.31%	6/13/2022	6/14/2027	8,882	8,764	8,642
						27,236	26,899
ACCELERATION PARTNERS, LLC 16 Rae Avenue Needham, MA 02492	First Lien[8]	SOFR+8.10% (Floor 1.00%)/Q, Current Coupon 13.55%[20]	12/1/2020	12/1/2025	19,550	19,315	19,550
BOND BRAND LOYALTY ULC[9,22] 25 King Street West Commerce Court, 20th Floor Toronto, Ontario, M5L 2AI Canada	Revolving Loan[10]	SOFR+7.00% (Floor 2.00%)	5/1/2023	5/1/2028	—	(31)	—
	First Lien - Term Loan A	SOFR+6.00% (Floor 2.00%)/Q, Current Coupon 11.45%	5/1/2023	5/1/2028	8,933	8,786	8,763

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	First Lien - Term Loan B	SOFR+8.00% (Floor 2.00%)/Q, Current Coupon 13.45%	5/1/2023	5/1/2028	8,933	8,785	8,754
						17,540	17,517

EXACT BORROWER, LLC 16 Division Street West Greenwich, CT 06830	Revolving Loan[10]	SOFR+7.50% (Floor 2.00%)	12/7/2022	8/6/2027	—	(33)	—
	First Lien - Term Loan A	SOFR+7.50% (Floor 2.00%)/Q, Current Coupon 12.95%	12/7/2022	8/6/2027	7,753	7,639	7,753
	First Lien - Term Loan B	SOFR+7.50% (Floor 2.00%)/Q, Current Coupon 12.95%	12/7/2022	8/6/2027	7,753	7,639	7,753
	Delayed Draw Term Loan	SOFR+7.50% (Floor 2.00%)/Q, Current Coupon 12.95%	12/7/2022	8/6/2027	2,062	2,020	2,062
	Promissory Note	13.574%	12/7/2022	12/6/2028	385	385	385
						17,650	17,953
IGNITE VISIBILITY LLC 4520 Executive Square #100 La Jolla, CA 92037	Revolving Loan[10]	SOFR+6.00% (Floor 1.50%)	12/1/2023	12/1/2028	—	(27)	—
	First Lien - Term Loan A	SOFR+5.00% (Floor 1.50%)/M, Current Coupon 10.30%	12/1/2023	12/1/2028	5,000	4,932	4,930
	First Lien - Term Loan B	SOFR+7.00% (Floor 1.50%)/M, Current Coupon 12.30%	12/1/2023	12/1/2028	5,000	4,932	4,930
	Delayed Draw Term Loan[10]	SOFR+6.00% (Floor 1.50%)	12/1/2023	12/1/2028	—	(18)	—
						9,819	9,860
Subtotal: Media & Marketing (14.70%)*						118,562	114,270
Movies & Entertainment
CRAFTY APES, LLC 127 Lomita St. El Segundo, CA 90245	First Lien[8]	SOFR+9.25% PIK (Floor 1.00%)/M, Current Coupon 14.59%	6/9/2021	10/31/2025	17,358	17,300	15,622
Subtotal: Movies & Entertainment (2.01%)*						17,300	15,622
Pharmaceuticals, Biotechnology & Life Sciences
LGM PHARMA, LLC 2758 Circleport Dr. Erlanger, KY 41018	Revolving Loan[10]	SOFR+8.00% (Floor 1.00%)	11/28/2023	11/20/2026	—	(24)	—
	First Lien - Term Loan A	SOFR+7.00% (Floor 1.00%)/M, Current Coupon 12.43%	11/28/2023	11/20/2026	4,860	4,825	4,860

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	First Lien - Term Loan B	SOFR+9.00% (Floor 1.00%)/M, Current Coupon 14.43%	11/28/2023	11/20/2026	4,860	4,825	4,860
	First Lien	SOFR+8.00% (Floor 1.00%)/M, Current Coupon 13.43%	11/28/2023	11/20/2026	4,975	4,892	4,975
	Delayed Draw Term Loan	SOFR+8.00% (Floor 1.00%)/M, Current Coupon 13.43%	3/16/2018	11/20/2026	4,258	4,215	4,258
						18,733	18,953
STATINMED, LLC[6] 5360 Legacy Dr. Ste 120 Plano, TX 75024	First Lien[16]	SOFR+9.50% PIK (Floor 2.00%)/M, Current Coupon 14.94%	7/1/2022	7/1/2027	7,560	7,560	1,512
Subtotal: Pharmaceuticals, Biotechnology & Life Sciences (2.63%)*						26,293	20,465
Restaurants
ONE GROUP, LLC 717 6th Avenue NE Decatur, AL 35601	First Lien	SOFR+8.25% (Floor 1.00%)/M, Current Coupon 13.69%	2/22/2024	10/29/2026	9,909	9,821	9,819
	Delayed Draw Term Loan[10]	SOFR+8.25% (Floor 1.00%)	2/22/2024	10/29/2026	—	—	—
						9,821	9,819
SWENSONS DRIVE-IN RESTAURANTS, LLC 680 E Cuyahoga Falls Ave Akron, OH 44310	Revolving Loan[10]	SOFR+7.50% (Floor 2.00%)	9/27/2023	9/27/2028	—	(25)	—
	First Lien - Term Loan A	SOFR+ 6.50% (Floor 2.00%)/Q, Current Coupon 11.80%	9/27/2023	9/27/2028	8,000	7,858	7,808
	First Lien - Term Loan B	SOFR+8.50% (Floor 2.00%)/Q, Current Coupon 13.80%	9/27/2023	9/27/2028	8,000	7,858	7,808
						15,691	15,616
Subtotal: Restaurants (3.27%)*						25,512	25,435
Software & IT Services
ACACIA BUYERCO V LLC 60 East Rio Salado Parkway, Suite 900 Tempe, AZ 85281	Revolving Loan[10]	SOFR+7.00% (Floor 1.00%)	11/25/2022	11/26/2027	—	(27)	—
	First Lien - Term Loan A	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.56%	11/25/2022	11/26/2027	12,500	12,280	12,500
						12,253	12,500
CADMIUM, LLC 19 Newport Drive, Suite 101 Forest Hill, MD 21050	Revolving Loan	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.60%	1/7/2022	12/22/2026	615	612	615

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	First Lien	SOFR+0.00%, 8.00% PIK (Floor 1.00%)/Q, Current Coupon 13.60%	1/7/2022	12/22/2026	7,657	7,615	7,657
						8,227	8,272
COREL, INC.[9,22] 333 Preston St. Suite 700 Ottawa, ON, K18 5N4 Canada	First Lien	SOFR+5.00% /Q, Current Coupon 10.45%	3/4/2024	7/2/2026	4,789	4,725	4,789
GRAMMATECH, INC.[6] 6903 Rockledge Dr., Suite 820 Bethesda, MD 20817	Revolving Loan[10]	SOFR+9.50% (Floor 2.00%)	11/1/2019	11/1/2024	—	(3)	—
	First Lien	SOFR+9.50% (Floor 2.00%)/Q, Current Coupon 14.95%	11/1/2019	11/1/2024	1,000	999	1,000
						996	1,000
INFOGAIN CORPORATION 485 Alberto Way Los Gatos, CA 95032	First Lien	SOFR+5.75% (Floor 1.00%)/M, Current Coupon 11.19%	5/24/2024	7/28/2028	3,692	3,656	3,692
ISI ENTERPRISES, LLC 250 Exchange Place, Suite E Herndon, VA 20170	Revolving Loan[10]	SOFR+7.00% (Floor 1.00%)	10/1/2021	10/1/2026	—	(18)	—
	First Lien	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.56%	10/1/2021	10/1/2026	3,816	3,778	3,816
						3,760	3,816
ZENFOLIO INC. 3515A Edison Way Menlo Park, CA 94025	Revolving Loan[10]	SOFR+9.00% (Floor 1.00%)/Q, Current Coupon 14.45%	7/17/2017	12/31/2026	2,000	1,978	2,000
	First Lien	SOFR+9.00% (Floor 1.00%)/Q, Current Coupon 14.45%	7/17/2017	12/31/2026	19,745	19,591	19,745
						21,569	21,745
Subtotal: Software & IT Services (7.18%)*						55,186	55,814
Specialty Chemicals
SOUTH COAST TERMINALS, LLC 7402 Wallisville Road Houston, TX 77020	Revolving Loan[10]	SOFR+6.00% (Floor 1.00%)	12/13/2021	12/11/2026	—	(19)	—
	First Lien	SOFR+6.00% (Floor 1.00%)/M, Current Coupon 11.44%	12/13/2021	12/11/2026	14,413	14,257	14,413
						14,238	14,413
Subtotal: Specialty Chemicals (1.85%)*						14,238	14,413
Specialty Retail
ATS OPERATING, LLC 1900 Crestwood Blvd, Suite 302 Irondale, AL 35210	Revolving Loan[10]	SOFR+6.50% (Floor 1.00%)/Q, Current Coupon 12.06%[20]	1/18/2022	1/18/2027	951	925	951

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	First Lien - Term Loan A	SOFR+5.50% (Floor 1.00%)/Q, Current Coupon 11.06%	1/18/2022	1/18/2027	9,250	9,147	9,250
	First Lien - Term Loan B	SOFR+7.50% (Floor 1.00%)/Q, Current Coupon 13.06%	1/18/2022	1/18/2027	9,250	9,145	9,250
						19,217	19,451
CATBIRD NYC, LLC[6] 108 N 7th St. Brooklyn, NY 11249	Revolving Loan[10]	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.48%	10/15/2021	10/15/2026	500	464	500
	First Lien	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.45%	10/15/2021	10/15/2026	15,000	14,842	15,000
						15,306	15,500
Subtotal: Specialty Retail (4.50%)*						34,523	34,951
Technology Products & Components
EMERALD TECHNOLOGIES (U.S.) ACQUISITIONCO, INC. 2243 Lundy Avenue San Jose, CA 95131	First Lien - Term B Loan	SOFR+6.25% (Floor 1.00%)/Q, Current Coupon 11.75%	3/12/2024	12/29/2027	3,473	3,439	3,127
TRAFERA, LLC (FKA TRINITY 3, LLC) 2550 University Ave W, Suite 315-S Saint Paul, MN 55114	First Lien[15]	SOFR+7.00% (Floor 1.00%)/Q, Current Coupon 12.45%	9/30/2020	9/30/2025	5,650	5,625	5,480
	Unsecured convertible note[9,13]	12.00%	2/7/2022	3/31/2026	75	75	75
						5,700	5,555
Subtotal: Technology Products & Components (1.12%)*						9,139	8,682
Telecommunications
BROAD SKY NETWORKS LLC 745 Northwest Mount Washington Dr., Suite 300 Bend, OR 97701	Unsecured convertible note[9,10,13]	20.00% PIK	4/19/2024	12/13/2028	57	57	57
LOGIX HOLDINGS COMPANY, LLC 2950 North Loop West Houston, TX 77092	First Lien	P+4.75% (Floor 2.00%)/Q, Current Coupon 13.25%	3/11/2024	12/22/2024	3,555	3,552	2,762
MERCURY ACQUISITION 2021, LLC 3033 Wilson Blvd, Suite 700 Arlington, VA 22201	First Lien	SOFR+8.00% (Floor 1.00%)/Q, Current Coupon 13.56%	12/6/2021	12/7/2026	12,958	12,815	11,338
	Second Lien	SOFR+11.00% (Floor 1.00%)/Q, Current Coupon 16.56%	12/6/2021	12/7/2026	2,927	2,894	2,195
						15,709	13,533
U.S. TELEPACIFIC CORP. 303 Colorado St, Suite 2075 Austin, TX 78701	First Lien	SOFR+1.00%, 6.25% PIK (Floor 1.00%)/Q, Current Coupon 12.75%	3/19/2024	5/2/2026	2,440	2,440	996
	Third Lien	—	3/18/2024	5/2/2027	230	230	59
						2,670	1,055
Subtotal: Telecommunications (2.24%)*						21,988	17,407

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
Transportation & Logistics
EVEREST TRANSPORTATION SYSTEMS, LLC 200 N La Salle St, Suite 2950 Chicago, IL 60601	First Lien	SOFR+8.00% (Floor 1.00%)/M, Current Coupon 13.44%	11/9/2021	8/26/2026	6,375	6,342	5,801
GUARDIAN FLEET SERVICES, INC. 4701 East Ave West Palm Beach, FL 33407	First Lien	SOFR+7.25%, 1.75% PIK (Floor 2.50%)/Q, Current Coupon 14.45%	2/10/2023	2/10/2028	9,615	9,411	9,134
ITA HOLDINGS GROUP, LLC[6] 4105 Tradewind St, Hangar #4 Amarillo, TX 79118	Revolving Loan[10]	SOFR+9.00%, 2.00% PIK (Floor 2.00%)/Q, Current Coupon 16.45%	6/21/2023	6/21/2027	3,525	3,459	3,525
	First Lien - Term Loan	SOFR+8.00%, 2.00% PIK (Floor 2.00%)/Q, Current Coupon 15.45%	6/21/2023	6/21/2027	13,196	11,450	13,196
	First Lien - Term B Loan	SOFR+10.00%, 2.00% PIK (Floor 2.00%)/Q, Current Coupon 17.45%	6/21/2023	6/21/2027	13,196	11,435	13,196
	Delayed Draw Term Loan - A10	SOFR+8.00%, 2.00% PIK (Floor 2.00%)/Q, Current Coupon 15.45%	6/21/2023	6/21/2027	1,058	1,039	1,058
	Delayed Draw Term Loan - B10	SOFR+10.00%, 2.00% PIK (Floor 2.00%)/Q, Current Coupon 17.45%	6/21/2023	6/21/2027	1,058	1,033	1,058
						28,416	32,033
LAB LOGISTICS, LLC 1221 S Belt Line Rd Coppell, TX 75019	First Lien	SOFR+7.25% (Floor 1.00%)/M, Current Coupon 12.69%	2/22/2024	12/31/2025	7,958	7,955	7,958
Subtotal: Transportation & Logistics (7.07%)*						52,124	54,926
Total: Debt Investments (171.78%)*						$1,385,011	$1,335,279

Equity Investments
Building & Infrastructure Products
BRANDNER DESIGN, LLC[7]	27,000 Class A Units[9,13]		4/15/2024	—	$—	$—	$757
Subtotal: Building & Infrastructure Products (0.10%)*						—	757
Business Services
DYNAMIC COMMUNITIES, LLC[6]	250,000 Class A Preferred Units[9,13]		12/20/2022	—	—	250	317
	5,435,211.03 Class B Preferred Units[9,13]		12/20/2022	—	—	2,218	—
	255,984.22 Class C Preferred Units[9,13]		12/20/2022	—	—	—	—
	2,500,000 Common units[9,13]		12/20/2022	—	—	—	—

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
						2,468	317
FS VECTOR LLC	1,000 Common units[9,11,13]		4/26/2023	—	—	1,000	1,000
SPOTLIGHT AR, LLC	750 Common Units[9,11,13]		12/8/2021	—	—	750	1,164
US COURTSCRIPT HOLDINGS, INC.	1,000,000 Class D-3 LP Units[9,13]		5/17/2022	—	—	1,000	1,594
	211,862.61 Class D-4 LP Units[9,13]		10/31/2022	—	—	212	325
	211,465.87 Class D-5 LP Units[9,13]		1/10/2023	—	—	211	320
						1,423	2,239
Subtotal: Business Services (0.61%)*						5,641	4,720
Consumer Products
ALLIANCE SPORTS GROUP, L.P.	3.88% membership preferred interest		8/1/2017	—	—	2,500	2,019
HEAT TRAK, LLC	Warrants (Expiration - April 4, 2034)[9,13]		6/12/2023	—	—	1,216	494
SHEARWATER RESEARCH, INC.[22] 10200 Shellbridge Way, Suite 100 Richmond, BC V6X 2W9, Canada	1,200,000 Class A Preferred Units[9,11,13]		4/30/2021	—	—	603	650
	40,000 Class A Common Units[9,13]		4/30/2021	—	—	33	972
						636	1,622
TRU FRAGRANCE & BEAUTY LLC	1,000,000 Preferred Units[9,13]		3/22/2024	—	—	1,000	1,000
Subtotal: Consumer Products (0.66%)*						5,352	5,135
Consumer Services
AIR CONDITIONING SPECIALIST, INC.[6]	1,006,045.85 Preferred Units[9,13]		11/9/2021	—	—	1,344	3,319
APPLE ROOFING ADMINISTRATIVE SERVICES, LLC (fka ROOF OPCO, LLC)	535,714.29 Class A Units[9,13]		9/23/2022	—	—	750	750
	250,000 Class B Units[9,13]		4/13/2023	—	—	250	56
	169,584.62 Class A-1 Units[9,13]		5/30/2024	—	—	88	89
						1,088	895
LIFT BRANDS, INC.	1,051 shares of common stock		4/2/2024	—	—	749	553
POOL SERVICE PARTNERS, INC.[6]	10,000 Common units[9,13]		12/20/2023	—	—	1,000	1,384
TMT BHC BUYER, INC.	500,000.00 Class A Units[9,13]		3/7/2024	—	—	500	500
Subtotal: Consumer Services (0.86%)*						4,681	6,651
Distribution
BINSWANGER HOLDING CORP. 965 Ridge Lake Blvd, Suite 305 Memphis, TN 38120	900,000 shares of common stock		3/9/2017	—	—	900	598
Subtotal: Distribution (0.08%)*						900	598
Education
STUDENT RESOURCE CENTER LLC[6]	10,502,487.46 Preferred Units		12/31/2022	—	—	5,845	—
	2,000,000.00 Preferred Units[9,13]		12/31/2022	—	—	—	—
						5,845	—
WALL STREET PREP, INC.	1,000,000 Class A-1 Preferred Shares[9,13]		7/19/2021	—	—	1,000	2,012
Subtotal: Education (0.26%)*						6,845	2,012
Environmental Services

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
ARBORWORKS, LLC[6]	100 Class A Units[9,13]		11/17/2021	—	—	100	4
	13,898.32 Class A-1 Preferred Units		11/6/2023	—	—	3,170	2,411
	13,898.32 Class B-1 Preferred Units		11/6/2023	—	—	—	—
	1,666.67 Class A-1 Common Units		11/6/2023	—	—	—	—
						3,270	2,415
ISLAND PUMP AND TANK, LLC	1,204,099.26 Preferred units[9,13]		3/2/2023	—	—	1,212	2,690
LIGHTING RETROFIT INTERNATIONAL, LLC[6]	208,333.3333 Series A Preferred units[9,13]		12/31/2021	—	—	—	—
	203,124.9999 Common units[9,13]		12/31/2021	—	—	—	—
						—	—
Subtotal: Environmental Services (0.66%)*						4,482	5,105
Financial Services
NATIONAL CREDIT CARE, LLC	191,049.33 Class A-3 Preferred units[9,11,13]		3/17/2022	—	—	2,000	914
NINJATRADER, INC.	2,000,000 Preferred Units[9,11,13]		12/18/2019	—	—	2,000	17,771
Subtotal: Financial Services (2.40%)*						4,000	18,685
Food, Agriculture & Beverage
AMERICAN NUTS OPERATIONS LLC	3,000,000 units of Class A common stock[9,13]		4/10/2018	—	—	3,000	—
FOOD PHARMA SUBSIDIARY HOLDINGS, LLC	75,000 Class A Units[9,11,13]		6/1/2021	—	—	750	2,097
MAMMOTH BORROWCO, INC.	1,000,000 Class A Preferred Units[9,13]		11/30/2023	—	—	1,000	1,000
MUENSTER MILLING COMPANY, LLC	1,000,000 Class A units[9,13]		12/15/2022	—	—	1,000	633
	1,130,387.32 Class A-1 Units[9,13]		12/20/2023	—	—	500	316
						1,500	949
Subtotal: Food, Agriculture & Beverage (0.52%)*						6,250	4,046
Healthcare Equipment & Supplies
CENTRAL MEDICAL SUPPLY LLC[6]	2,620,670 Preferred Units[9,13]		5/22/2020	—	—	1,224	1,617
COMMAND GROUP ACQUISITION, LLC[6]	1,250,000 Preferred Units[9,13]		2/15/2024	—	—	1,250	860
LKC TECHNOLOGIES, INC.	1,000,000 Class A units[9,13]		6/7/2023	—	—	1,000	1,728
SCRIP INC.	100 shares of common stock		3/21/2019	—	—	1,000	439
Subtotal: Healthcare Equipment & Supplies (0.60%)*						4,474	4,644
Healthcare Products
LIGHTNING INTERMEDIATE II, LLC	0.42% LLC interest[9,11,13]		6/6/2022	—	—	600	263
Subtotal: Healthcare Products (0.03%)*						600	263
Healthcare Services
AAC NEW HOLDCO INC.	617,803 shares of common stock		12/11/2020	—	—	2,944	—
	Warrants (Expiration - December 11, 2025)		12/11/2020	—	—	2,584	—
						5,528	—
ASC ORTHO MANAGEMENT COMPANY, LLC 10215 Fernwood Rd. Ste 506 Bethesda, MD 20817	2,572 Common Units[9,13]		8/31/2018	—	—	1,026	234
CAVALIER BUYER, INC.	780,413 Preferred Units[9,13]		2/10/2023	—	—	787	856

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
	780,413 Class A-1 Units[9,13]		2/10/2023	—	—	—	—
						787	856
CDC DENTAL MANAGEMENT CO., LLC	1,568.70 Class Y Preferred Units[9,13]		10/31/2023	—	—	1,000	783

DELPHI LENDER HOLDCO LLC 4421 N Oakland Ave 201 Milwaukee, WI 53211	254 Common units		6/9/2023	—	—	—	—
HH-INSPIRE ACQUISITION, INC.	108,211.42 Preferred units[9,13]		4/3/2023	—	—	343	157
INSTITUTES OF HEALTH, LLC	100,000 Class A Preferred Units[9,13]		9/29/2023	—	—	1,000	742
OPCO BORROWER, LLC 1050 East Flamingo Rd, Suite R-180 Las Vegas, NV 89119	1,111.11 shares of common stock[11]		4/26/2024	—	—	207	1,006
ROSELAND MANAGEMENT, LLC[6]	3,364 Class A-2 Units		3/31/2023	—	—	202	799
	1,100 Class A-1 Units		9/26/2022	—	—	66	195
	16,084 Class A Units		11/9/2018	—	—	1,517	927
						1,785	1,921
SPECTRUM OF HOPE, LLC	1,110,081 Common units[9,13]		2/17/2023	—	—	1,110	—
TALKNY MANAGEMENT HOLDINGS, LLC[6]	1,500,000 Class A-1 Preferred Units[9,13]		6/14/2024	—	—	1,500	1,500
Subtotal: Healthcare Services (0.93%)*						14,286	7,199
Industrial Machinery
SUREKAP, LLC	413,223.14 Common units[9,13]		6/24/2024	—	—	500	500
Subtotal: Industrial Machinery (0.06%)*						500	500
Industrial Products
DAMOTECH INC.[22]	1,127 Preferred units[9,13]		7/7/2023	—	—	1,127	1,264
	1,127 Class A Common units[9,13]		7/7/2023	—	—	—	850
						1,127	2,114
GPT INDUSTRIES, LLC[6]	1,000,000 Class A Preferred Units[9,13]		1/30/2023	—	—	1,000	2,064
THE PRODUCTO GROUP, LLC 2980 Turner Road Jamestown, NY 14701	1,500,000 Class A units[9,11,13]		12/31/2021	—	—	1,500	10,889
Subtotal: Industrial Products (1.94%)*						3,627	15,067
Media & Marketing
ACCELERATION, LLC	13,451.22 Preferred Units[9,13]		6/13/2022	—	—	893	1,284
	1,611.22 Common Units[9,13]		6/13/2022	—	—	107	—
						1,000	1,284
ACCELERATION PARTNERS, LLC	1,019 Preferred Units[9,13]		12/1/2020	—	—	1,019	1,063
	1,019 Class A Common Units[9,13]		12/1/2020	—	—	14	—
						1,033	1,063
BOND BRAND LOYALTY ULC[22]	1,000 Preferred units[9,13]		5/1/2023	—	—	1,000	799
	1,000 Class A common units[9,13]		5/1/2023	—	—	—	—
						1,000	799
EXACT BORROWER, LLC	615.156 Common units		12/7/2022	—	—	615	945

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
IGNITE VISIBILITY LLC	833 Preferred Units[9,13]		12/1/2023	—	—	833	833
	833 Class A Common Units[9,13]		12/1/2023	—	—	167	167
						1,000	1,000
INFOLINKS MEDIA BUYCO, LLC 3 North Maple Avenue, Suite 1 Ridgewood, NJ 07450	1.67% LP interest[9,10,11,13]		10/29/2021	—	—	588	1,121
OUTERBOX, LLC 175 Montrose W Ave Copley, OH 44321	11,008.6744 Class A common units[9,13]		6/8/2022	—	—	1,313	1,588
SONOBI, INC.[6] 444 W New England Ave, Suite 220 Winter Park, FL 32789	500,000 Class A Common Units[9,13]		9/17/2020	—	—	500	1,675
VISTAR MEDIA INC. 1420 Walnut Street Philadelphia, PA 19102	171,617 shares of Series A preferred stock[9,13]		4/3/2019	—	—	1,874	8,862
Subtotal: Media & Marketing (2.36%)*						8,923	18,337
Pharmaceuticals, Biotechnology & Life Sciences
LGM PHARMA, LLC	161,825.84 units of Class A common stock[9,11,13]		11/15/2017	—	—	1,753	5,865
STATINMED, LLC[6]	4,718.62 Class A Preferred Units		7/1/2022	—	—	4,838	—
	39,097.96 Class B Preferred Units		7/1/2022	—	—	1,400	—
						6,238	—
Subtotal: Pharmaceuticals, Biotechnology & Life Sciences (0.75%)*						7,991	5,865
Software & IT Services
ACACIA BUYERCO V LLC	1,000,000 Class B-2 Units[9,13]		11/25/2022	—	—	1,000	1,000
GRAMMATECH, INC.[6]	1,000 Class A units		11/1/2019	—	—	1,000	—
	360.06 Class A-1 units		1/10/2022	—	—	360	—
						1,360	—
ISI ENTERPRISES, LLC	1,000,000 Series A Preferred units		10/1/2021	—	—	1,000	1,296
	166,667 Series A-1 Preferred units		6/7/2023	—	—	167	706
						1,167	2,002
VTX HOLDINGS, INC. 250 E Arapaho Rd., Suite 100 Richardson, TX 75081	1,597,707 Series A Preferred units[9,13]		7/23/2019	—	—	1,598	3,247
Subtotal: Software & IT Services (0.80%)*						5,125	6,249
Specialty Retail
ATS OPERATING, LLC	1,000,000 Preferred units[9,13]		1/18/2022	—	—	1,000	1,220
CATBIRD NYC, LLC[6]	1,000,000 Class A units[9,11,13]		10/15/2021	—	—	1,000	1,781
	500,000 Class B units[9,10,11,13]		10/15/2021	—	—	500	757
						1,500	2,538
Subtotal: Specialty Retail (0.48%)*						2,500	3,758
Technology Products & Components

Portfolio Company[1,5,6,7,18,21]	Type of Investment[2]	Current Interest Rate[3]	Acquisition Date[14]	Maturity	Principal	Cost[12,17]	Fair Value[4]
FLIP ELECTRONICS, LLC 6520 Corporate Ct., Suite 300 Alpharetta, GA 30005	2,446,170 Common Units[9,11,13]		1/4/2021	—	—	2,892	7,994
TRAFERA, LLC (FKA TRINITY 3, LLC)	896.43 Class A units[9,13]		11/15/2019	—	—	1,205	583
Subtotal: Technology Products & Components (1.10%)*						4,097	8,577
Telecommunications
BROAD SKY NETWORKS LLC	1,131,579 Series A Preferred units[9,13]		12/11/2020	—	—	1,132	1,493
	89,335 Series C Preferred units[9,13]		10/21/2022	—	—	89	100
	93,790 Series D Preferred units[9,13]		4/19/2024	—	—	119	193
						1,340	1,786
MERCURY ACQUISITION 2021, LLC	12,059,033 Series A Units[9,13]		12/6/2021	—	—	—	—
Subtotal: Telecommunications (0.23%)*						1,340	1,786
Transportation & Logistics
GUARDIAN FLEET SERVICES, INC.	1,500,000 Class A Units[9,13]		2/10/2023	—	—	1,500	1,584
	Warrants (Expiration - February 10, 2033)[9,13]		2/10/2023	—	—	80	42
	Warrants (Expiration - November 30, 2033)[9,13]		11/30/2023	—	—	20	24
	Warrants (Expiration - January 24, 2034)[9,13]		1/24/2024	—	—	24	24
						1,624	1,674
ITA HOLDINGS GROUP, LLC[6]	Warrants (Expiration - March 29, 2029)[9,13]		3/29/2019	—	—	538	4,386
	Warrants (Expiration - June 21, 2033)[9,13]		6/21/2023	—	—	3,791	4,233
	9.25% Class A Membership Interest[9,11,13]		2/14/2018	—	—	1,500	2,600
						5,829	11,219
Subtotal: Transportation & Logistics (1.66%)*						7,453	12,893
Total: Equity Investments (17.09%)*						$99,067	$132,847

Total: Investments (188.87%)*						$1,484,078	$1,468,126

*Value as a percent of net assets. All amounts are stated in U.S. Dollars.

1.All debt investments are income-producing, unless otherwise noted. Equity investments are non-income producing, unless otherwise noted.
2.All of the Company’s investments, the investments of SPV and the investments of SBIC I are pledged as collateral for the Company’s senior secured revolving credit facility, the SPV's financing credit facility or in support of the SBA-guaranteed debentures to be issued by SBIC I, the Company's wholly-owned subsidiary that operates as a small business investment company, respectively.
3.The majority of investments bear interest at a rate that may be determined by reference to Secured Overnight Financing Rate ("SOFR") or Prime (“P”) and reset daily (D), monthly (M), quarterly (Q), or semiannually (S). For each investment, the Company has provided the spread over SOFR or Prime and the current contractual interest rate in effect at June 30, 2024. Certain investments are subject to an interest rate floor. As noted, certain investments accrue payment-in-kind ("PIK") interest. SOFR based contracts may include a credit spread adjustment (the "Adjustment") that is charged in addition to the stated spread. The Adjustment is applied when the SOFR rate, plus the Adjustment, exceeds the stated floor rate, as applicable. As of June 30, 2024, SOFR based contracts in the portfolio had Adjustments ranging from 0.00% to 0.26161%. Refer to Note 4 — Fair Value Measurements to our unaudited consolidated financial statements in our most recent Quarterly Report on Form 10-Q for further discussion.
4.The Company's investment portfolio is comprised entirely of debt and equity securities of privately held companies for which quoted prices falling within the categories of Level 1 and Level 2 inputs are not readily available. Therefore, the Company values all of its portfolio investments at fair value, as determined in good faith by the valuation committee comprised of certain officers of the Company as the valuation designee of the Board of Directors pursuant to Rule 2a-5 under the Investment Company Act of 1940, as amended (the “1940 Act”), using significant unobservable Level 3 inputs.
5.Non-Control/Non-Affiliate investments are generally defined by the 1940 Act, as investments that are neither control investments nor affiliate investments. At June 30, 2024, the Company held $1,274.6 million of non-control/non-affiliate investments, which represented approximately 86.8% of the Company’s investment assets. The fair value of these investments as a percent of net assets is 164.0%.
6.Affiliate investments are generally defined by the 1940 Act as investments in which between 5% and 25% of the voting securities are owned and the investments are not classified as control investments. At June 30, 2024, the Company held $184.2 million of affiliate investments, which represented approximately 12.6% of the Company’s investment assets. The fair value of these investments as a percent of net assets is 23.7%.
7.Control investments are generally defined by the 1940 Act as investments in which more than 25% of the voting securities are owned. At June 30, 2024, the Company held $9.4 million of control investments, which represented approximately 0.6% of the Company's investment assets. The fair value of these investments as a percent of net assets is 1.2%.
8.The investment is structured as a first lien last out term loan.
9.Indicates assets that are not considered "qualifying assets" under Section 55(a) of the 1940 Act. Qualifying assets must represent at least 70% of total assets at the time of acquisition of any additional non-qualifying assets. As of June 30, 2024, approximately 10.9% of the Company's total assets (at fair value) were non-qualifying assets.
10.The investment has an unfunded commitment as of June 30, 2024. Refer to Note 10 - Commitments and Contingencies to our unaudited consolidated financial statements in our most recent Quarterly Report on Form 10-Q for further discussion.
11.Income producing through dividends or distributions.
12.As of June 30, 2024, the cumulative gross unrealized appreciation for U.S. federal income tax purposes was approximately $98.0 million; cumulative gross unrealized depreciation for federal income tax purposes was $111.3 million. Cumulative net unrealized depreciation was $13.3 million, based on a tax cost of $1,475.7 million.
13.Investment is held through a wholly-owned taxable subsidiary that has elected to be treated as a corporation for U.S. federal income tax purposes. Refer to Prospectus Summary - Organization in this Prospectus for further discussion.
14.The Company generally acquires its investments in private transactions exempt from registration under the Securities Act of 1933. These investments, which, as of June 30, 2024, represented 188.9% of the Company's net assets or 95.1% of the Company's total assets, are generally subject to certain limitations on resale, and may be deemed "restricted securities" under the Securities Act.
15.The investment is structured as a split lien term loan, which provides the Company with a first lien priority on certain assets of the obligor and a second lien priority on different assets of the obligor.
16.Investment is on non-accrual status as of June 30, 2024, meaning the Company has ceased to recognize interest income on the investment.
17.Negative cost in this column represents the original issue discount of certain undrawn revolvers and delayed draw term loans.
18.Equity ownership may be held in shares or units of a company that is either wholly owned by the portfolio company or under common control by the same parent company to the portfolio company.

19.The investment is structured as a first lien first out term loan.
20.The rate presented represents a weighted average rate for borrowings under the facility as of June 30, 2024.
21.Unless otherwise noted, all portfolio company headquarters are based in the United States.
22.Portfolio company headquarters are located outside of the United States.
As of June 30, 2024, there were no investments that represented greater than 5% of our total assets.

The accompanying Notes are an integral part of these Consolidated Financial Statements.

MANAGEMENT

The information in the sections titled “Governance of the Company” and “Compensation Discussion and Analysis” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated by reference herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information in the section titled “Certain Relationships and Related Party Transactions” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated by reference herein.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

The information contained under the captions “Security Ownership of Certain Beneficial Owners and Management” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated by reference herein.

DETERMINATION OF NET ASSET VALUE

The NAV per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding. We calculate the value of our investments in accordance with the procedures described in “Part I, Item 1. Business – Determination of Net Asset Value” of our most recent Annual Report on Form 10-K, which is incorporated by reference herein.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

While we do not currently anticipate doing so, our shareholders may from time to time be asked to vote to allow us to issue common stock at a price below the NAV per share of our common stock. In such an approval, our shareholders may not specify a maximum discount below NAV at which we are able to issue our common stock. In order to sell shares pursuant to such a shareholder authorization:
•a majority of our independent directors who have no financial interest in the sale must have approved the sale; and
•a majority of such directors, who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of CSWC, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, must have determined in good faith, and as of a time immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such shares or immediately prior to the issuance of such shares, that the price at which such shares are to be sold is not less than a price which closely approximates the market value of those shares, less any underwriting commission or discount.

Any offering of common stock below NAV per share will be designed to raise capital for investment in accordance with our investment objective and strategies.

In making a determination that an offering below NAV per share is in our and our shareholders’ best interests, the Board would consider a variety of factors including:
•the effect that an offering below NAV per share would have on our shareholders, including the potential dilution they would experience as a result of the offering;
•the amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined NAV per share;
•the relationship of recent market prices of our common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;
•whether the proposed offering price would closely approximate the market value of our shares;
•the potential market impact of being able to raise capital during the current financial market difficulties;
•the nature of any new investors anticipated to acquire shares in the offering;
•the anticipated rate of return on and quality, type and availability of investments to be funded with the proceeds from the offering, if any; and
•the leverage available to us, both before and after any offering, and the terms thereof.
Sales by us of our common stock at a discount to NAV pose potential risks for our existing shareholders whether or not they participate in the offering, as well as for new investors who participate in the offering.

The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than NAV per share on three different sets of investors:
•existing shareholders who do not purchase any shares in the offering;
•existing shareholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and
•new investors who become shareholders by purchasing shares in the offering.

Impact on Existing Shareholders who do not Participate in the Offering

Our existing shareholders who do not participate in an offering below NAV per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These shareholders will experience an immediate decrease (often called dilution) in the NAV of the shares they hold and their NAV per share. These shareholders also will experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These shareholders also may experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.

The following table illustrates the level of NAV dilution that would be experienced by a nonparticipating shareholders in four different hypothetical offerings of different sizes and levels of discount from NAV per share. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 1,000,000 common shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The current NAV and NAV per share are thus $10,000,000 and $10.00, respectively. The table illustrates the dilutive effect on nonparticipating Shareholder A of (1) an offering of 50,000 shares (5% of the outstanding shares) at $9.50 per share after offering expenses and commissions (a 5% discount from NAV), (2) an offering of 100,000 shares (10% of the outstanding shares) at $9.00 per share after offering expenses and commissions (a 10% discount from NAV), (3) an offering of 250,000 shares (25% of the outstanding shares) at $8.00 per share after offering expenses and commissions (a 20% discount from NAV) and (4) an offering of 250,000 shares (25% of the outstanding shares) at $0.01 per share after offering expenses and commissions (a 100% discount from NAV). The prospectus supplement pursuant to which any discounted offering is made will include a chart based on the actual number of shares in such offering and the actual discount to the most recently determined NAV.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 20% Discount		Example 4 25% Offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)		$10.00		$9.47		$8.42		$0.01
Net Proceeds per Share to Issuer		$9.50		$9.00		$8.00		$0.01
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.24)%	$9.91	(0.91)%	$9.60	(4.00)%	$8.00	19.98%
Dilution to Nonparticipating Shareholder A
Share Dilution
Shares Held by Shareholder A	10,000	10,000		10,000		10,000		10,000
Percentage Outstanding Held by Shareholder A	1.00%	0.95%	(4.76)%	0.91%	(9.09)%	0.80%	(20.00)%	0.80%	(20.00)%
NAV Dilution
Total NAV Held by Shareholder A	$100,000	$99,762	(0.24)%	$99,091	(0.91)%	$96,000	(4.00)%	$80,020	(19.98)%
Total Investment by Shareholder A (Assumed to be $10 per Share)	$100,000	$100,000		$100,000		$100,000		$100,000
Total Dilution to Shareholder A (Total NAV Less Total Investment)	$—	$(238)		$(909)		$(4,000)		$(19,980)
NAV Dilution per Share
NAV per Share Held by Shareholder A		$9.98		$9.91		$9.60		$8.00
Investment per Share Held by Shareholder A (Assumed to be $10 per Share on Shares Held Prior to Sale)	$10.00	$10.00		$10.00		$10.00		$10.00
NAV Dilution per Share Experienced by Shareholder A (NAV per Share Less Investment per Share)		$(0.02)		$(0.09)		$(0.40)		$(2.00)
Percentage NAV Dilution per Share Experienced by Shareholder A (NAV Dilution per Share Divided by Investment per Share)			(0.24)%		(0.91)%		(4.00)%		(19.98)%
(1)Assumes 5% in selling compensation and expenses paid by us

Impact on Existing Shareholders who do Participate in the Offering

Our existing shareholders who participate in an offering below NAV per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating shareholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of NAV dilution to such shareholders will decrease as the number of shares such shareholders purchase increases. Existing shareholders who buy more than their proportionate percentage will experience NAV dilution but will, in contrast to existing shareholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in NAV per share over their investment per share and also will experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares purchased by such shareholders increases. Even a shareholder who over-participates, however, will be subject to the risk that we may make additional discounted offerings in which such shareholders does not participate, in which case such a shareholder will experience NAV dilution as described above in such subsequent offerings. These shareholders also may experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and the level of discount to NAV increases.
The following chart illustrates the level of dilution and accretion in the hypothetical 25% offering at a 20% discount from the prior chart (Example 3) for a shareholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 1,250 shares, which is 0.5% of an offering of 250,000 shares rather than its 1.0% proportionate share) and (2) 150% of such percentage (i.e., 3,750 shares, which is 1.5% of an offering of 250,000 shares rather than its 1.0% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for this example based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)		$8.42		$8.42
Net Proceeds per Share to Issuer		$8.00		$8.00
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.60	(4.00)%	$9.60	(4.00)%
Dilution to Nonparticipating Shareholder A
Share Dilution
Shares Held by Shareholder A	10,000	11,250	12.50%	13,750	37.50%
Percentage Outstanding Held by Shareholder A	1.00%	0.90%	(10.00)%	1.10%	10.00%
NAV Dilution
Total NAV Held by Shareholder A	$100,000	$108,000	8.00%	$132,000	32.00%
Total Investment by Shareholder A (Assumed to be $10 per Share)	$100,000	$110,525		$131,575
Total Dilution to Shareholder A (Total NAV Less Total Investment)	$—	$(2,525)		$425
NAV Dilution per Share
NAV per Share Held by Shareholder A		$9.60		$9.60
Investment per Share Held by Shareholder A (Assumed to be $10 per Share on Shares Held Prior to Sale)	$10.00	$9.82	(1.76)%	$9.57	(4.31)%
NAV Dilution per Share Experienced by Shareholder A (NAV per Share Less Investment per Share)		$(0.22)		$0.03
Percentage NAV Dilution per Share Experienced by Shareholder A (NAV Dilution per Share Divided by Investment per Share)			(2.28)%		0.32%
(1)Assumes 5% in selling compensation and expenses paid by us

Impact on New Investors

Investors who are not currently shareholders, but who participate in an offering below NAV and whose investment per share is greater than the resulting NAV per share due to selling compensation and expenses paid by us will experience an immediate decrease, albeit small, in the NAV of their shares and their NAV per share compared to the price they pay for their shares (Example 1 below). On the other hand, investors who are not currently shareholders, but who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share will experience an immediate increase in the NAV of their shares and their NAV per share compared to the price they pay for their shares (Examples 2, 3 and 4 below). These latter investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors, however, will be subject to the risk that we may make additional discounted offerings in which such new shareholders does not participate, in which case such new shareholders will experience dilution as described above in such subsequent offerings. These investors also may experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discount to NAV increases.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (1.00%) of the shares in the offering as Shareholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined NAV per share.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 20% Discount		Example 4 25% Offering at 100% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public(1)		$10.00		$9.47		$8.42		$0.01
Net Proceeds per Share to Issuer		$9.50		$9.00		$8.00		$0.01
Increase in Shares and Decrease to NAV
Total Shares Outstanding	1,000,000	1,050,000	5.00%	1,100,000	10.00%	1,250,000	25.00%	1,250,000	25.00%
NAV per Share	$10.00	$9.98	(0.24)%	$9.91	(0.91)%	$9.60	(4.00)%	$8.00	(19.98)%
Dilution to Nonparticipating Shareholder A
Share Dilution
Shares Held by Shareholder A	—	500		1,000		2,500		2,500
Percentage Outstanding Held by Shareholder A	—%	0.05%		0.09%		0.20%		0.20%
NAV Dilution
Total NAV Held by Shareholder A	$—	$4,988		$9,909		$24,000		$20,005
Total Investment by Shareholder A (Assumed to be $10 per Share)	$—	$5,000		$9,470		$21,050		$25
Total Dilution to Shareholder A (Total NAV Less Total Investment)	$—	$(12)		$439		$2,950		$19,980
NAV Dilution per Share
NAV per Share Held by Shareholder A		$9.98		$9.91		$9.60		$8.00
Investment per Share Held by Shareholder A (Assumed to be $10 per Share on Shares Held Prior to Sale)		$10.00		$9.47		$8.42		$0.01
NAV Dilution per Share Experienced by Shareholder A (NAV per Share Less Investment per Share)		$(0.02)		$0.44		$1.18		$7.99
Percentage NAV Dilution per Share Experienced by Shareholder A (NAV Dilution per Share Divided by Investment per Share)			(0.20)%		4.64%		14.01%		79,920%
(1)Assumes 5% in selling compensation and expenses paid by us

DIVIDEND REINVESTMENT PLAN

We have adopted a DRIP that provides for the reinvestment of dividends on behalf of our registered shareholders who hold their shares with Equiniti Trust Company, LLC, the plan administrator and our transfer agent and registrar. As a result, if we declare a cash dividend, our registered shareholders who have “opted in” to our DRIP by the dividend record date will have their cash dividend automatically reinvested into additional shares of our common stock.

In addition to reinvestment of dividends, participating shareholders have the option of purchasing additional shares of common stock on a periodic basis through our DRIP. A participating shareholders may elect to invest from $100 to $10,000 in any calendar month into the DRIP by sending occasional cash payments or by authorizing monthly automatic cash withdrawals from the participants checking, savings or other bank accounts.

In order to participate in the DRIP, a holder of record of 25 or more shares must sign and return an authorization form to the plan administrator.

The share requirements of our DRIP may be satisfied through open market purchases of common stock by the plan administrator. Shares purchased in the open market to satisfy the DRIP requirements will be valued based upon the average price of the applicable shares purchased by the plan administrator, before any associated brokerage or other costs.

Participants in the DRIP will only pay their share of brokerage costs. We will pay the plan administrator’s fees under the DRIP.

Shareholders who receive dividends in the form of stock generally are subject to the same U.S. federal, state and local tax consequences as are shareholders who elect to receive their dividends in cash. A shareholder’s adjusted tax basis for determining gain or loss upon the sale of stock received in a dividend from us will be equal to the total dollar amount of the dividend payable to the shareholder. Any stock received in a dividend will have a holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. shareholder’s account.

Participants may terminate their accounts under the plan by notifying the plan administrator via its website at www.equiniti.com/us/ast-access, by filling out the transaction request form located at the bottom of their statement and sending it to the plan administrator at Equiniti Trust Company, LLC, Plan Administration, P.O. Box 10027, Newark, New Jersey 07101 or by calling the plan administrators at (888) 666-0141. If notice of termination is received less than five (5) business days before a dividend record date, the plan administrator may not be able to process participant’s notice until after the reinvestment of that dividend.

We may terminate the plan upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend by us. All correspondence concerning the plan should be directed to the plan administrator by mail at Equiniti Trust Company, LLC, Plan Administration, P.O. Box 10027, Newark, New Jersey 07101 or by telephone at (888) 666-0141.

DESCRIPTION OF COMMON STOCK

Please refer to Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, which is incorporated by reference into this prospectus, for a description of our common stock. We urge you to read the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you related to any shares of our common stock being offered.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default-Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.

This section includes a description of the material provisions of the indenture. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. A copy of the indenture is attached as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture, including any supplemental indenture applicable to the debt securities, because it, and not this description, defines rights of a holder of debt securities. See “Available Information” for information on how to obtain a copy of the indenture.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including, among other things:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued (if other than $2,000 and integral multiple of $1,000 thereof);
•the provision for any sinking fund;
•any restrictive covenants;
•any events of default;
•whether the series of debt securities are issuable in certificated form;
•any provisions for defeasance, covenant defeasance or discharge;
•any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•whether the debt securities are secured and the terms of any security interests;
•the listing, if any, on a securities exchange; and
•any other terms.

The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we are permitted, as a BDC, to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of debt. In accordance with the 1940 Act, on April 25, 2018, the Board unanimously approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. As a result, the minimum asset coverage ratio applicable to the Company was decreased from 200% to 150%, which became effective on April 25, 2019. The Board also approved a resolution that limits the Company’s issuance of senior securities such that the asset coverage ratio, taking into account such issuance, would not be less than 166%, at any time after the effective date. For a discussion of the risks involved with incurring additional leverage, see “Risk Factors” in our annual, quarterly and other reports filed with the SEC from time to time. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities”. The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

Except as described under “ – Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

We expect that we will usually issue debt securities in book entry only form represented by global securities and will specify the method of issuance in the applicable prospectus supplement.
Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms also may include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment

Unless otherwise specified in the prospectus supplement, we will pay interest to the person listed in the trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the applicable prospectus supplement or supplemental indenture relating to such debt securities states otherwise):
•we do not pay the principal of, or any premium on, a debt security of the series on its due date;
•we do not pay interest on a debt security of the series within 30 days of its due date;
•we do not deposit any sinking fund payment in respect of debt securities of the series within 2 business days of its due date;
•we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;
•we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and, in the case of certain orders or decrees entered against us under any bankruptcy law, such order or decree remains undischarged or unstayed for a period of 60 days;
•any series of debt securities issued under the indenture has an asset coverage, as such term is defined in the 1940 Act, of less than 100 per centum on the last business day of each of twenty-four consecutive calendar months; giving effect to any exemptive relief granted to us by the SEC; or
•any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.

Remedies if an Event of Default Occurs

Unless the prospectus supplement specifies otherwise, if an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the debt securities of that series to be due and immediately payable, but does not entitle any holder to any redemption payout or redemption premium. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal or payments that have become due solely by reason of such acceleration) and certain other amounts, and (2) all Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•you must give your trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;
•the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•the holders of a majority in principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than:
•in respect of the payment of principal, any premium or interest; or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•where we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities;
•the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;
•we must deliver certain certificates and documents to the trustee; and
•we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Notwithstanding any of the foregoing, any subsidiary of ours may consolidate with, merge into or transfer all or part of its property and assets to other subsidiaries of ours or to us. Additionally, this covenant shall not apply to: (1) our merger or the merger of one of our subsidiaries with an affiliate solely for the purpose of reincorporating in another jurisdiction; (2) any conversion by us or a subsidiary from an entity formed under the laws of one state to any entity formed under the laws of another state; (3) any conversion by us or a subsidiary from a limited liability company, corporation, limited partnership or similar entity to a limited liability company, corporation, limited partnership or similar entity, whether the converting entity and converted entity are formed under the laws of the same state or a different state; or (4) any combination of (1) through (3) above.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of, or interest on, a debt security or the terms of any sinking fund with respect to any security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;
•adversely affect any right of repayment at the holder’s option;
•change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;
•modify the subordination provisions in the indenture in a manner that is adverse to holders of the outstanding debt securities;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults or reduce the percentage of holders of debt securities required to satisfy quorum or voting requirements at a meeting of holders;
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, corrections in the indenture to match this “Description of our Debt Securities” or a similar section in any prospectus supplement, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:
•If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.
•If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.
•For debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities also will not be eligible to vote if they have been fully defeased as described later under “Defeasance — Full Defeasance.”

We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “Indenture Provisions-Subordination” below. In order to achieve covenant defeasance, we must do the following:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;
•we must deliver to the trustee a legal opinion of our counsel and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;
•defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
•satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law or we obtain ruling from the U.S. Internal Revenue Service (the “IRS”), as described in the second bullet below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;
•we must deliver to the trustee a legal opinion of our counsel and officers’ certificate stating that all conditions precedent to defeasance have been complied with;
•defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
•satisfy the conditions for full defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under “Indenture Provisions — Subordination.”

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form,
•without interest coupons, and
•unless we indicate otherwise in the prospectus supplement, in minimum denominations of $2,000 and increased amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We also may approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We also may refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions-Subordination and Senior Indebtedness

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and
•renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other indebtedness outstanding as of a recent date.

Secured Indebtedness

Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. In the event of a distribution of our assets upon our insolvency, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) serves as the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Book-Entry Procedures

Unless otherwise specified in the applicable prospectus supplement, the Depository Trust Company, or DTC, will act as securities depositary for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. DTC has Standard & Poor’s Ratings Services’ highest rating: AAA. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in our common stock. This summary does not purport to be a complete description of the income tax considerations applicable to us or to investors holding our common stock. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including shareholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, financial institutions, U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our shares, persons who hold our shares as part of a “straddle,” “hedge” or “conversion” transaction, United States expatriates, “controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax, real estate investment trusts, personal holding companies, persons required to accelerate the recognition of gross income as a result of such income being recognized on an applicable financial statement, and persons who acquire an interest in us in connection with the performance of services. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of investment, which may differ substantially from those described herein. This summary assumes that investors hold shares of our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. This summary does not discuss any aspects of U.S. federal estate or gift taxation or foreign, state or local taxation. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

For purposes of our discussion, a “U.S. shareholder” means a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
•a citizen or individual resident of the United States;
•a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof of, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “Non-U.S. shareholder” means a beneficial owner of shares of our common stock that is neither a U.S. shareholder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership. A prospective shareholder that is a partner in a partnership holding shares of our common stock should consult his, her or its tax advisors with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in our common stock will depend on the facts of such investor's particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Taxation as a Regulated Investment Company

Election to be Taxed as a Regulated Investment Company

We have elected, and intend to qualify annually, to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally are not subject to U.S. federal income tax on any income that we timely distribute to our shareholders from our tax earnings and profits. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset-diversification requirements (as described below). In addition, in order to qualify for RIC tax treatment, we must distribute to our shareholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess, if any, of realized net short-term capital gain over realized net long-term capital loss, (the “Annual Distribution Requirement”). Depending on the level of taxable income earned in a tax year, we may choose to carry forward taxable income in excess of current year distributions into the next year. In such case, we generally will be subject to U.S. federal income tax imposed at corporate rates on our undistributed taxable income and may be subject to U.S. federal excise, state, local and foreign taxes.

Taxation as a RIC

Provided that we qualify as a RIC, we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (which we define as net long-term capital gain in excess of net short-term capital loss) that we timely distribute (or are deemed to distribute) to shareholders. We will be subject to U.S. federal income tax at the regular corporate tax rate on any income or capital gain not distributed (or deemed distributed) to our shareholders.

We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income, unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the calendar year ended December 31 and (3) any net ordinary income and capital gain net income that we recognized, but did not distribute, in preceding years and on which we paid no U.S. federal income tax.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•meet the Annual Distribution Requirement;
•qualify to be treated as a BDC or be registered as a management investment company under the 1940 Act at all times during each taxable year;
•derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or other securities or foreign currencies or other income derived with respect to our business of investing in such stock, securities or currencies and net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code), or the "90% Income Test"; and
•diversify our holdings so that at the end of each quarter of the taxable year:
•at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a “qualified publicly traded partnership”); and
•no more than 25% of the value of our assets is invested in (1) the securities, other than U.S. Government securities or securities of other RICs, of one issuer, (2) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (3) the securities of one or more “qualified publicly traded partnerships” (collectively, the "Diversification Tests").

To the extent that we invest in entities or arrangements treated as partnerships for U.S. federal income tax purposes (other than a “qualified publicly traded partnership”), we generally must include the items of gross income derived by these partnerships for purposes of the 90% Income Test, and the income that is derived from a partnership (other than a “qualified publicly traded partnership”) will be treated as qualifying income for purposes of the 90% Income Test only to the extent that such income is attributable to items of income of the partnership which would be qualifying income if realized by us directly. In addition, we generally must take into account our proportionate share of the assets held by partnerships (other than a “qualified publicly traded partnership”) in which we are a partner for purposes of the Diversification Tests.

To facilitate our compliance with the 90% Income Test, we have established a wholly-owned subsidiary that is treated as a corporation for U.S. federal income tax purposes to hold assets from which we do not anticipate earning dividend, interest or other income under the 90% Income Test (the “Taxable Subsidiary”). We may establish additional subsidiaries for the same purpose in the future. Any investments held through the Taxable Subsidiary generally are subject to U.S. federal income, as well as state, local, and other taxes, and therefore we can expect to achieve a reduced after-tax yield on such investments.

We may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (including debt instruments with payment-in-kind interest or, in certain cases, increasing interest rates or issued with warrants), we must include in income each year a portion of the original issue discount or payment-in-kind interest that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We anticipate that a portion of our income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash.

Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the Annual Distribution Requirement necessary to obtain and maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to U.S. federal income tax.

Furthermore, a portfolio company in which we invest may face financial difficulty that requires us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such restructuring may result in unusable capital losses and future non-cash income.

Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss.

Investments by us in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes, and therefore, our yield on any such securities may be reduced by such non-U.S. taxes. Shareholders generally will not be entitled to claim a credit or deduction with respect to non-U.S. taxes paid by us.

We are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. Under the 1940 Act, we are not permitted to make distributions to our shareholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Regulation as a Business Development Company” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings we make with the SEC. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to avoid the excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

As a RIC, we are not permitted to carry forward or carry back a net operating loss for purposes of computing our investment company taxable income in other taxable years. U.S. federal income tax law generally permits a RIC to carry forward (1) the excess of its net short-term capital loss over its net long-term capital gain for a given year as a short-term capital loss arising on the first day of the following year and (2) the excess of its net long-term capital loss over its net short-term capital gain for a given year as a long-term capital loss arising on the first day of the following year. Future transactions we engage in may cause our ability to use any capital loss carryforwards, and unrealized losses once realized, to be limited under Section 382 of the Code. Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (2) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (3) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (4) cause us to recognize income or gain without a corresponding receipt of cash, (5) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (6) adversely alter the characterization of certain complex financial transactions and (7) produce income that will not be qualifying income for purposes of the 90% Income Test. We will monitor our transactions and may make certain tax elections in order to mitigate the effect of these provisions.

As described above, to the extent that we invest in equity securities of entities or arrangements that are treated as partnerships for U.S. federal income tax purposes, the effect of such investments for purposes of the 90% Income Test and the Diversification Tests will depend on whether or not the partnership is a “qualified publicly traded partnership” (as defined in the Code). If the entity or arrangement is a “qualified publicly traded partnership,” the net income derived from such investments will be qualifying income for purposes of the 90% Income Test and will constitute “securities” for purposes of the Diversification Tests. If the entity or arrangement is not treated as a “qualified publicly traded partnership,” however, the consequences of an investment in the partnership will depend upon the amount and type of income and assets of the partnership allocable to us. The income derived from such investments may not be qualifying income for purposes of the 90% Income Test and, therefore, could adversely affect our qualification as a RIC. We intend to monitor our investments in equity securities of entities that are treated as partnerships for U.S. federal income tax purposes to prevent our disqualification as a RIC.

We may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the expected tax treatment, it could affect the timing or character of income recognized, requiring us to purchase or sell securities, or otherwise change our portfolio, in order to comply with the tax rules applicable to RICs under the Code.

In accordance with certain applicable Treasury regulations and published guidance by the IRS, a publicly offered RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each shareholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all shareholders must be at least 20% of the aggregate declared distribution. If too many shareholders elect to receive cash, the cash available for distribution must be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in stock). In no event will any shareholder, electing to receive cash, receive less than the lesser of: (a) the portion of the distribution such shareholder has elected to receive in cash; or (b) an amount equal to his or her entire distribution times the percentage limitation on cash available for distribution. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. We may pay dividends in shares of our stock in accordance with these Treasury regulations or published guidance.

Failure to Maintain RIC Tax Treatment

If we fail to satisfy the 90% Income Test or the Diversification Tests for any taxable year, we may nevertheless continue to qualify as a RIC for that year if certain relief provisions are applicable (which may, among other things, require us to pay U.S. federal income tax imposed at corporate rates or to dispose of certain assets).

If we were unable to maintain tax treatment as a RIC, we would be subject to U.S. federal income tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to shareholders, nor would they be required to be made. Distributions would generally be taxable to our shareholders as dividend income to the extent of our current and accumulated earnings and profits. Subject to certain holding period and other limitations under the Code, corporate distributees may be eligible for the dividends-received deduction, and non-corporate distributees generally may be able to treat such dividends as "qualified dividend income," which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain.

To qualify again to be taxed as a RIC in a subsequent year, we would be required to distribute to our shareholders our earnings and profits attributable to non-RIC years. In addition, if we fail to meet the RIC requirements for more than two consecutive years and then seek to re-qualify as a RIC, we would be subject to U.S. federal income tax on any built-in gain recognized during the succeeding 5-year period unless we made a special election to recognize all built-in gain upon our re-qualification as a RIC and to pay the U.S. federal income tax on such built-in gain.

Taxation of U.S. Shareholders

Whether an investment in shares of our common stock is appropriate for a U.S. shareholder will depend upon that shareholder’s particular circumstances. An investment in shares of our common stock by a U.S. shareholder may have adverse tax consequences. U.S. shareholders should consult their own tax advisors before making an investment in our common stock.

Distributions by us are generally taxable to U.S. shareholders as ordinary income or capital gain. Distributions of our “investment company taxable income” (which generally is our ordinary income excluding net capital gain) will be taxable as ordinary income to U.S. shareholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions paid by us to non-corporate U.S. shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions generally will be eligible for taxation at the reduced U.S. federal income tax rates applicable to “qualifying dividends,” provided that we properly report such distribution as “qualified dividend income” in a written statement furnished to our shareholders and certain holding period and other requirements are satisfied. In this regard, it is not anticipated that a significant portion of distributions paid by us will be attributable to qualifying dividends; therefore, our distributions generally will not qualify for the preferential rates applicable to qualified dividend income. Distributions of our net capital gain (which generally is our net long-term capital gain in excess of net short-term capital loss) properly designated by us as “capital gain dividends” will be taxable to a U.S. shareholder as long-term capital gain (at a maximum U.S. federal income tax rate of 20% in the case of individuals, trusts or estates), regardless of the U.S. shareholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such shareholder’s common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gain to such U.S. shareholder.

In lieu of actually distributing our realized net capital gains, we may retain some or all of our long-term capital gain and elect to be deemed to have made a distribution of the retained portion to our shareholders (a “deemed distribution”). In that case, among other consequences, we will pay tax on the retained amount, each U.S. shareholder will be required to include his, her or its proportionate share of the deemed distribution in income as if it had been actually distributed to the U.S. shareholder, and the U.S. shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. shareholder’s adjusted tax basis for his, her or its common stock. We expect to pay tax on any retained capital gain at our regular corporate tax rate. If the amount of tax that we pay and for which a shareholder receives a credit exceeds the tax a shareholder owes on the retained net capital gain, such excess generally may be claimed as a credit against the U.S. shareholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a shareholder’s liability for U.S. federal income tax. A shareholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to shareholders of record on a specified date in any such month and actually paid during January of the following year, will be treated as if it had been received by our U.S. shareholders on December 31 of the year in which the dividend was declared.

If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution, and the investor will be subject to tax on the distribution even though it represents a return of his, her or its investment.

A U.S. shareholder generally will recognize taxable gain or loss if the shareholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such shareholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange therefor. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the shareholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other substantially identical shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. The ability to otherwise deduct capital loss may be subject to other limitations under the Code.

In general, non-corporate U.S. shareholders, including individuals, trusts and estates, are subject to U.S. federal income tax at a maximum rate of 20% on their net capital gain, or the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year, including a long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% corporate tax rate, which also applies to ordinary income. Non-corporate U.S. shareholders with net capital loss for a year (which we define as capital loss in excess of capital gain) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital loss of a noncorporate shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. shareholders generally may not deduct any net capital loss for a year, but may carry back such losses for three years or carry forward such losses for five years.

Certain U.S. shareholders who are individuals, estates or trusts generally are subject to a 3.8% Medicare surtax on the lesser of (1) the U.S. shareholder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S shareholder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. shareholder’s net investment income generally includes its dividends on, and capital gain from the sale or other disposition of, shares of our common stock.
A “publicly offered” RIC is a RIC whose shares are either (1) continuously offered pursuant to a public offering, (2) regularly traded on an established securities market or (3) held by at least 500 persons at all times during the taxable year. If we are not a publicly offered RIC for any period, a non-corporate U.S. shareholder’s pro rata portion of our affected expenses, including our management fees, will be treated as an additional dividend to the shareholder and will be deductible by such shareholder only to the extent permitted under the limitations described below. For non-corporate U.S. shareholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC, including advisory fees. In particular, these expenses, referred to as miscellaneous itemized deductions, are not currently deductible by individuals, and for taxable years beginning on or after January 1, 2026, will be deductible only to individuals to the extent they exceed 2.0% of such a shareholder’s adjusted gross income, and are not deductible for AMT purposes. Because we anticipate that shares of our common stock will continue to be regularly traded on an established securities market, we anticipate that we will continue to qualify as a “publicly offered regulated investment company.”

We, or the applicable withholding agent, will send to each of our U.S. shareholders, as promptly as possible after the end of each calendar year, a written statement detailing the amounts includible in such U.S. shareholder’s taxable income for such year as ordinary income and long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to qualifying dividends. Distributions also may be subject to additional state, local and foreign taxes depending on a U.S. shareholder’s particular situation.

Unless an exemption applies, we may be required to withhold U.S. federal income tax, or backup withholding, from all taxable distributions to any U.S. shareholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s U.S. taxpayer identification number generally is his or her social security number. Backup withholding is not an additional tax, and any amount withheld may be refunded or credited against a U.S. shareholder’s U.S. federal income tax liability, provided that proper information is timely provided to the IRS.

Under U.S. Treasury regulations, if a U.S. shareholder recognizes a loss with respect to shares of our common stock of $2 million or more for an individual, subchapter S corporation, trust or a partnership with at least one non-corporate partner or $10 million or more for a shareholder that is either a corporation or a partnership with only corporate partners in any single taxable year (or a greater loss over a combination of years), the shareholder must file with the IRS a disclosure statement on IRS Form 8886 (or successor form). Direct shareholders of portfolio securities in many cases are exempted from this reporting requirement, but under current guidance, shareholders of a RIC are not exempted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States also may have a similar reporting requirement. Shareholders should consult their own tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Taxation of Non-U.S. Shareholders

Whether an investment in shares of our common stock is appropriate for a Non-U.S. shareholder will depend upon that shareholder’s particular circumstances. An investment in shares of our common stock by a Non-U.S. shareholder may have adverse tax consequences. Non-U.S. shareholders should consult their tax advisors before investing in our common stock.

Distributions of our “investment company taxable income” to Non-U.S. shareholders that are not “effectively connected” with the conduct of a U.S. trade or business by the Non-U.S. shareholder, generally will be subject to withholding of U.S. federal income tax at a rate of 30% (or such lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits, unless an applicable exception applies. An exception will apply to any dividends that are properly reported by us as “interest-related dividends” or “short-term capital gain dividends.” In general, we may report a dividend as an interest-related dividend to the extent it is attributable to our “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% shareholder, reduced by expenses that are allocable to such income), or we may report a dividend as a short-term capital gain dividend to the extent it is attributable to our “qualified short-term capital gains” (generally, the excess of our realized net short-term capital gain over our realized net long-term capital loss for such taxable year). Depending on the circumstances, we may report all, some or none of our potentially eligible dividends as interest-related dividends or short-term capital gain dividends. However, we cannot determine what portion of our distributions (if any) will be eligible for this exemption until after the end of our taxable year. No certainty can be provided that any of our distributions will be reported as eligible for this exemption. In the case of shares held through an intermediary, the intermediary could withhold even if we report the payment as eligible for this exemption. Non-U.S. shareholders should contact their intermediaries with respect to the application of these rules to their accounts.

Actual or deemed distributions of our net capital gain to a Non-U.S. shareholder, and gains realized by a Non-U.S. shareholder upon the sale or redemption of our common stock, will not be subject to U.S. federal income tax unless the distributions or gains are effectively connected with the conduct of a U.S. trade or business by the Non-U.S. shareholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States, or, in the case of an individual, the Non-U.S. shareholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

If we distribute our net capital gain in the form of deemed rather than actual distributions (which we may do in the future), a Non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gain deemed to have been distributed. In order to obtain the refund, the Non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. Accordingly, investment in shares of our common stock may not be appropriate for a Non-U.S. shareholder.

Distributions of our “investment company taxable income” and net capital gain (including deemed distributions) to Non-U.S. shareholders, and gain realized by Non-U.S. shareholders upon the sale of our common stock that is “effectively connected” with the conduct of a U.S. trade or business by the Non-U.S. shareholder (or if an income tax treaty applies, attributable to a “permanent establishment” in the United States), will be subject to U.S. federal income tax on a net-basis at the graduated rates applicable to U.S. citizens, residents and domestic corporations. Corporate Non-U.S. shareholders also may be subject to an additional branch profits tax at a rate of 30% imposed by the Code (or such lower rate provided by an applicable treaty). In the case of a non-corporate Non-U.S. shareholder, we may be required to withhold U.S. federal income tax from distributions that are otherwise exempt from withholding tax (or taxable at a reduced rate) unless the Non-U.S. shareholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.

The tax consequences to a Non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. shareholders are advised to consult with their own tax advisers with respect to the particular tax consequences to them of an investment in shares of our common stock.

A Non-U.S. shareholder who is a nonresident alien individual may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. shareholder provides us or the dividend paying agent with an IRS Form W-8BEN or W-8BEN-E, as applicable (or an acceptable substitute or successor form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. shareholder or otherwise establishes an exemption from backup withholding.

Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our common stock.

FATCA

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Department of the Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends, the U.S. Department of the Treasury has indicated in subsequent proposed regulations its intent to eliminate this requirement. These proposed regulations state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and financial information associated with the holder’s account. Subject to certain exceptions, FATCA also imposes a 30% withholding tax on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a shareholder and the status of the intermediaries through which they hold their shares, shareholders could be subject to this 30% withholding tax with respect to distributions on their shares and potentially proceeds from the sale of their shares. Under certain circumstances, a shareholder might be eligible for refunds or credits of such taxes.

REGULATION

The information in “Part I, Item 1. Business – Regulation as a Business Development Company” and “Part I, Item 1. Business – Regulation as a Small Business Investment Company” of our most recent Annual Report on Form 10-K is incorporated herein by reference.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings, our common stock or debt securities in one or more underwritten public offerings, “at the market offerings” to or through a market maker or into an existing trading market for the securities, on an exchange, or otherwise negotiated transactions, block trades, best efforts, auctions or a combination of these methods. The holders of our common stock will indirectly bear any fees and expenses in connection with any such offerings. We may sell the securities through underwriters or dealers, directly to one or more purchasers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements also will describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. In addition, we may enter into registration rights agreements or other similar agreements in the future pursuant to which certain of our shareholders may resell our securities under this prospectus and as described in any related prospectus supplement.

The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock less any underwriting commissions or discounts must equal or exceed the NAV per share of our common stock except (i) with the consent of the majority of our voting securities or (ii) under such other circumstances as the SEC may permit. We did not seek shareholder authorization to issue common stock at a price below NAV per share at our 2024 annual meeting of shareholders.

In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of our securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on Nasdaq may engage in passive market making transactions in our common stock on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on Nasdaq. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The maximum amount of any compensation to be received by any member of the Financial Industry Regulatory Authority, Inc. will not be greater than 10% for the sale of any securities being registered.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

Our securities are held under custody agreements by U.S. Bank National Association, whose address is 8 Greenway Plaza, Suite 1100, Houston, Texas 77046. Equiniti Trust Company, LLC acts as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent is 48 Wall Street, New York 10005, telephone number: (800) 937-5449.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Because we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. Our investment team is primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. We do not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While we generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, we may select a broker based partly upon brokerage or research services provided to us. In return for such services, we may pay a higher commission than other brokers would charge if we determine in good faith that such commission is reasonable in relation to the services provided. We did not pay any brokerage commissions during the three years ended March 31, 2024.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Certain legal matters will be passed upon for underwriters, if any, by the counsel named in the prospectus supplement, if any.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Capital Southwest Corporation and its subsidiaries as of the year ended March 31, 2024 and for each of the three years in the period ended March 31, 2024 and the related Schedule of Investments in and Advances to Affiliates in Schedule 12-14 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended March 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon (which report expresses an unqualified opinion) incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing. The senior securities table as of March 31, 2024, 2023, 2022, 2021, 2020, 2019 and 2018 of Capital Southwest Corporation and subsidiaries, incorporated by reference in this prospectus, has been so included in reliance upon the report of RSM US LLP, an independent registered public accounting firm. RSM US LLP’s principal business address is 30 South Wacker, Chicago, Illinois 60606.

The senior securities table as of March 31, 2017 of Capital Southwest Corporation and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement has been incorporated by reference in reliance upon the report of Capital Southwest Corporation's former independent registered public accounting firm.

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We may “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and other information previously filed with the SEC.

The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on May 21, 2024;

•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 6, 2024;

•our Current Reports on Form 8-K (other than information furnished rather than filed in accordance with SEC rules) filed with the SEC on May 21, 2024, July 17, 2024, July 26, 2024, and September 12, 2024;

•our Definitive Proxy Statement on Schedule 14A (but only with respect to information required by Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024), filed with the SEC on May 31, 2024; and

•the description of our Common Stock referenced in our Registration Statement on Form 8-A, as filed with the SEC on April 28, 1961, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.

To obtain copies of these filings, see “Available Information.”

AVAILABLE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge on our website at www.capitalsouthwest.com or by calling us at (214) 238-5700 or. Information contained on our website is not incorporated into this prospectus and you should not consider such information to be part of this document. The SEC maintains a website (www.sec.gov) that contains such information.

You can request a copy of any of our SEC filings, including those incorporated by reference herein, at no cost, by writing or telephoning us at the following address or telephone number:

Capital Southwest Corporation
8333 Douglas Avenue, Suite 1100,
Dallas, Texas 75225
(214) 238-5700
Attn: Secretary

Up to $1,000,000,000
Common Stock

PROSPECTUS SUPPLEMENT
October 30, 2024

Jefferies	Raymond James

Citizens JMP	B. Riley Securities